Exhibit 4.2

EXECUTION COPY

US ONCOLOGY HOLDINGS, INC.

Senior Unsecured Floating Rate Toggle Notes Due 2012

INDENTURE

DATED AS OF MARCH 13, 2007

LASALLE BANK NATIONAL ASSOCIATION

Trustee

TABLE OF CONTENTS

i

Appendix A -	Provisions Relating to Initial Securities and Exchange Securities
Exhibit 1 to Appendix A - Form of Initial Security
Exhibit A -	Form of Exchange Security
Exhibit B -	Form of Supplemental Indenture

CROSS-REFERENCE TABLE

Trust Note Indenture Act Section		Indenture Section
Section 310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(b)	7.08; 7.10
	(c)	N.A.
Section 311	(a)	7.11
	(b)	7.11
	(c)	N.A.
Section 312	(a)	2.06
	(b)	11.03
	(c)	11.03
Section 313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06
	(c)	11.02
	(d)	7.06
Section 314	(a)	4.02; 11.02
	(b)	N.A.
	(c)(1)	11.04
	(c)(2)	11.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	11.05
	(f)	N.A.
Section 315	(a)	7.01
	(b)	7.05; 11.02
	(c)	7.01
	(d)	7.01
	(e)	6.11
Section 316	(a) (last sentence)	11.06
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	9.04
Section 317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.05
Section 318	(a)	11.01
	(b)	N.A.
	(c)	11.01

N.A. Means Not Applicable.

Note: This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Indenture.

INDENTURE dated as of March 13, 2007, between US Oncology Holdings, Inc., a Delaware corporation (the “Company”), and LaSalle Bank National Association, a national banking association, as Trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s Senior Unsecured Floating Rate Toggle Notes due 2012, to be issued, from time to time, in one or more series as in this Indenture provided (the “Initial Securities”) and, if and when issued pursuant to a registered or private exchange for the Initial Securities, the Company’s Senior Unsecured Floating Rate Toggle Notes due 2012 (the “Exchange Securities” and, together with the Initial Securities, the “Securities”):

ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.01. Definitions.

“Additional Assets” means:

(a) any Property (other than cash, cash equivalents and securities) to be owned by the Company or any Restricted Subsidiary and used in a Related Business; or

(b) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or an Affiliate of the Company; or

(c) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clause (b) or (c), such Restricted Subsidiary is primarily engaged in a Related Business.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of Sections 4.04, 4.06 and 4.08 and the definition of “Additional Assets” only, “Affiliate” shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

“Asset Sale” means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of

(a) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares),

(b) all or substantially all the properties and assets of any division or line of business of the Company or any Restricted Subsidiary, or

(c) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary,

other than, in the case of clause (a), (b) or (c) above,

(1) any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Restricted Subsidiary,

(2) for purposes of Section 4.06 only, any disposition that constitutes a Permitted Investment or Restricted Payment permitted by Section 4.04,

(3) any disposition effected in compliance with Article V,

(4) sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property of the Company or the Restricted Subsidiaries to the extent such license does not interfere with the business of the Company or any Restricted Subsidiary,

(5) any exchange of tangible assets with a Fair Market Value of less than $25,000,000 for like-kind tangible assets to be used in connection with a Related Business, but only to the extent that such exchange qualifies for nonrecognition of gain or loss under Section 1031 of the Code,

(6) any disposition of cash or Temporary Cash Investments,

(7) any sale or disposition deemed to occur in connection with creating or granting any Liens,

(8) any surrender or waiver of contract rights or the settlement, release or surrender of any contract, tort or other claim of any kind,

(9) the sale or discount, in each case, in the ordinary course and without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof,

(10) any sale or disposition of obsolete inventory or worn out assets permitted pursuant to this Indenture, and

(11) a disposition of assets with a Fair Market Value of less than $2,500,000.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at any date of determination,

(a) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of “Capital Lease Obligation”, and

(b) in all other instances, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

“Average Life” means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

(a) the sum of the product of the number of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

(b) the sum of all such payments.

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

“Business Day” means each day which is not a Legal Holiday.

“Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

“Capital Stock Sale Proceeds” means the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) by the Company of its Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Change of Control” means the occurrence of any of the following events:

(a) prior to the earlier to occur of (i) the first public equity offering of common stock of Parent or (ii) the first public equity offering of common stock of the Company, the Permitted Holders cease to be the “beneficial owners” (as defined in Rule 13d-3 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power of the Voting Stock of Parent or the Company, whether as a result of the issuance of securities of Parent or the Company, any merger, consolidation, liquidation or dissolution of Parent or the Company, any direct or indirect transfer of securities by Parent, the Permitted Holders or otherwise (for purposes of this clause (a), the Permitted Holders will be deemed to beneficially own any Voting Stock of a Person (the “specified person”) held by any other Person (the “parent entity”) so long as the Permitted Holders beneficially own, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock such parent entity);

(b) on or after the earlier to occur of (i) the first public equity offering of common stock of Parent or (ii) the first public equity offering of common stock of the Company, if any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the “beneficial owner” (as defined in clause (a) above), directly or indirectly, of 35% or more of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders are the “beneficial owners” (as defined in clause (a) above), directly or indirectly, in the aggregate of a lesser percentage of the total voting power of the Voting Stock of the Company than such other person or group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (for purposes of this clause (b), such person or group shall be deemed to beneficially own any Voting Stock of a specified person held by a parent entity, so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent entity and the Permitted Holders, directly or indirectly, do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

(c) the sale, lease transfer or other conveyance, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more Permitted Holders;

(d) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors or the Parent Board (together with any new directors whose election or appointment by such Board of Directors or the Parent Board or whose nomination for election by the shareholders of the Company or Parent was approved by (i) a vote of not less than a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or (ii) Permitted Holders) cease for any reason to constitute a majority of the Board of Directors or the Parent Board then in office, provided that for purposes of this clause (d), the terms “Board of Directors” and “Parent Board” shall not include any committee thereof;

(e) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company;

(f) to the extent either series of the Existing US Oncology Notes is outstanding, a “Change of Control” as defined in either Existing US Oncology Indenture, shall have occurred; or

(g) the failure at any time by the Company to beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, 100% of the Voting Stock of US Oncology (except to the extent US Oncology is merged with and into the Company in accordance with the terms of this Indenture).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means the party named as such in this Indenture until a successor replaces it pursuant to the applicable provisions hereof and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

“Consolidated Interest Coverage Ratio” means, with respect to any Person, as of any date of determination, the ratio of:

(a) the aggregate amount of EBITDA of such Person for the most recent four consecutive fiscal quarters for which internal financial statements of such Person are then available to

(b) Consolidated Interest Expense of such Person for such four fiscal quarters;

provided, however, that:

(1) if

(A) since the beginning of such period such Person or any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt, or

(B) the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence or Repayment of Debt,

Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such period, provided that, in the event of any such Repayment of Debt, EBITDA for such period shall be calculated as if such Person or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and

(2) if

(A) since the beginning of such period such Person or any Restricted Subsidiary shall have made one or more Asset Sales with an aggregate Fair Market Value equal to or in excess of $10,000,000 or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business,

(B) the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is such an Asset Sale, Investment or acquisition, or

(C) since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into such Person or any Restricted Subsidiary since the beginning of such period) shall have made such an Asset Sale, Investment or acquisition,

EBITDA of such Person for such period shall be calculated after giving pro forma effect to such Asset Sales, Investments or acquisitions as if such Asset Sales, Investments or acquisitions occurred on the first day of such period.

If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Company shall be deemed, for purposes of clause (1) above, to have Repaid during such period the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale.

“Consolidated Interest Expense” means, with respect to any Person, for any period, the total interest expense of such Person and its consolidated Restricted Subsidiaries (less, to the extent included in such total interest expense, financing fees relating to the Transactions), plus, to the extent not included in such total interest expense, and to the extent Incurred by such Person or its Restricted Subsidiaries,

(a) interest expense attributable to leases constituting part of a Sale and Leaseback Transaction and to Capital Lease Obligations,

(b) amortization of debt discount and debt issuance costs, including commitment fees (other than amortization of deferred financing fees relating to the Transactions),

(c) capitalized interest,

(d) non-cash interest expense,

(e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing,

(f) net payments pursuant to Hedging Obligations,

(g) Disqualified Stock Dividends,

(h) Preferred Stock Dividends,

(i) interest Incurred in connection with Investments in discontinued operations,

(j) interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by, or secured by the assets of, the Company or any Restricted Subsidiary (other than interest accruing on any Debt of any Permitted Joint Venture that is Guaranteed by, or secured by the assets of, such Person or any

Restricted Subsidiary; provided, however, that such interest shall be included in “Consolidated Interest Expense” if either (A) such Debt is in default or (B) such Person or any Restricted Subsidiary has ever previously made any payment of interest or principal in respect of such Debt), and

(k) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than such Person or any Restricted Subsidiary) in connection with Debt Incurred by such plan or trust.

“Consolidated Net Income” means, with respect to any Person, for any period, the net income (loss) of such Person and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

(a) any net income (loss) of any Person (other than such Person) if such other Person is not a Restricted Subsidiary, except that, subject to the exclusion contained in clause (c) below, to the extent such cash has not previously been included in Consolidated Net Income, Consolidated Net Income shall be increased by the aggregate amount of cash distributed by such other Person during such period to such Person or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (b) below),

(b) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to such Person other than any restrictions permitted under Section 4.07 except that without duplication:

(1) subject to the exclusion contained in clause (c) below, to the extent such cash has not previously been included in Consolidated Net Income, Consolidated Net Income shall be increased by the aggregate amount of cash distributed by such Restricted Subsidiary during such period to such Person or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause), and

(2) such Person’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

(c) any gain or loss realized upon the sale or other disposition of any Property of such Person or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business,

(d) any extraordinary gain or loss,

(e) the cumulative effect of a change in accounting principles,

(f) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of such Person or any Restricted Subsidiary, provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of such Person (other than Disqualified Stock),

(g) any non-cash impairment charges resulting from the application of Statements of Financial Accounting Standards No. 142 and No. 144; provided, however, that such charge is not attributable to the exiting of any market served by US Oncology or its affiliated physicians,

(h) any net after-tax gains or losses attributable to the early extinguishment of Debt,

(i) charges resulting from inventory purchase accounting adjustments resulting from the Transactions, and

(j) any net income (or loss) of any Person acquired by such Person or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition.

Notwithstanding the foregoing, for purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to such Person or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(4) thereof.

“Credit Facilities” means, with respect to the Company or any Restricted Subsidiary, one or more debt or commercial paper facilities with banks or other institutional lenders (including the Senior Credit Agreement entered into on August 20, 2004 among the Company, US Oncology, the subsidiary guarantors named therein, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, Wachovia Bank, National Association, as syndication agent, Citicorp North America, Inc., as documentation agent, and the other lenders party thereto, as amended as of March 17, 2005, November 15, 2005, July 10, 2006, December 21, 2006 and the Issue Date) providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, in each case together with any Refinancings thereof by a lender or syndicate of lenders.

“Currency Exchange Protection Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

“Debt” means, with respect to any Person on any date of determination (without duplication):

(a) the principal of and premium (if any) in respect of:

(1) debt of such Person for money borrowed, and

(2) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

(c) all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

(f) all obligations of the type referred to in clauses (a) through (e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(g) all obligations of the type referred to in clauses (a) through (f) of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured; and

(h) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Debt” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that in the case of Debt sold at a discount, the amount of such Debt at any time will be the accreted value thereof at such time. The amount of Debt represented by a Hedging Obligation shall be equal to:

(1) zero if such Hedging Obligation has been Incurred pursuant to clause (7) or (8) of paragraph (b) of Section 4.03, or

(2) the notional amount of such Hedging Obligation if not Incurred pursuant to such clauses.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Determination Date,” with respect to an Interest Period, will be the second London Banking Day preceding the first day of such Interest Period.

“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

(a) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise,

(b) is or may become, upon the occurrence of certain events or otherwise, redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

(c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if:

(1) the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Securities under Section 4.06 and Section 4.13; and

(2) any such requirement only becomes operative after compliance with such terms applicable to the Securities, including the purchase of any Securities tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“Disqualified Stock Dividends” means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Restricted Subsidiary (except to the extent paid in Capital Stock (other than Disqualified Stock)). The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Company.

“EBITDA” means, with respect to any Person, for any period, an amount equal to, for such Person and its consolidated Restricted Subsidiaries:

(a) the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period:

(1) the provision for taxes based on income or profits or utilized in computing net loss,

(2) Consolidated Interest Expense,

(3) depreciation,

(4) amortization of intangibles,

(5) any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period), and

(6) any non-recurring fees, charges or other expenses (x) related to any offering of Capital Stock, Permitted Investment, acquisition or Incurrence of Debt permitted under this Indenture (in each case whether or not consummated) or (y) made or Incurred in connection with the Transactions in each case, to the extent deducted (and not subsequently added back) in calculating Consolidated Net Income for such period, minus

(b) all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it (1) will result in the receipt of cash payments in any future period or (2) represents the reversal of a prior accrual or reserve previously excluded from being added back in calculating EBITDA pursuant to clause (a)(5) above).

Notwithstanding the foregoing clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted, other than as a result of any agreements, limitations or prohibitions on dividends permitted under Section 4.07 at the date of determination to be dividended to such Person by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.

“Event of Default” has the meaning set forth under Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Offer Registration Statement” means a registration statement filed with the SEC with respect to a registered offer to exchange the Initial Securities for the Exchange Securities.

“Exchange Securities” has the meaning set forth in the preamble.

“Existing US Oncology Indentures” means each of the indentures dated August 20, 2004, as supplemented by the First Supplemental Indenture dated August 20, 2004, among US Oncology, the subsidiary guarantors (as defined therein) and LaSalle Bank National Association, as trustee, as the same may be amended from time to time.

“Existing US Oncology Notes” means the Senior Notes and the Senior Subordinated Notes.

“Fair Market Value” means, with respect to any Property, the price that could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided,

(a) if such Property has a Fair Market Value equal to or less than $25,000,000, by a majority of the Board of Directors and evidenced by a Board Resolution, or

(b) if such Property has a Fair Market Value in excess of $25,000,000, by an Independent Financial Advisor and evidenced by a written opinion from such Independent Financial Advisor, dated within 30 days of the relevant transaction, delivered to the Trustee.

“GAAP” means United States generally accepted accounting principles as in effect on August 20, 2004, including those set forth:

(a) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

(b) in the statements and pronouncements of the Financial Accounting Standards Board,

(c) in such other statements by such other entity as approved by a significant segment of the accounting profession, and

(d) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

(b) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include:

(1) endorsements for collection or deposit in the ordinary course of business, or

(2) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (b) of the definition of “Permitted Investment”.

The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Hedging Obligations” of any Person means any obligation of such Person pursuant to any Interest Rate Agreement or Currency Exchange Protection Agreement or any other similar agreement or arrangement.

“Holder” or “Securityholder” means the Person in whose name a Security is registered on the Security register described in Section 2.04.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Solely for purposes of determining compliance with Section 4.03, the following will not be deemed to be the Incurrence of Debt:

(1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security,

(2) the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms,

(3) the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Debt, and

(4) a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Independent Financial Advisor” means an investment banking or accounting firm of national standing or any third party appraiser of national standing, provided that such firm or appraiser is not an Affiliate of the Company.

“Initial Securities” has the meaning set forth in the preamble.

“Interest Period” means the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date, with the exception that the first Interest Period shall commence on and include the Issue Date with respect to the Securities and end on and include September 14, 2007.

“Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

“Investment” by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of Section 4.04 and Section 4.11 and the definition of “Restricted Payment”, “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary of an amount (if positive) equal to:

(a) the Company’s “Investment” in such Subsidiary at the time of such redesignation, less

(b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation.

In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

“Issue Date” means the date on which the Offered Securities are initially issued.

“LIBOR,” with respect to an Interest Period, will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a six-month period beginning on the second London Banking Day after the Determination Date that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank’s offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in U.S. dollars for a six-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, the rate for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in U.S. dollars to leading European banks for a six-month period beginning on the second London Banking Day after the Determination Date. If at least two such rates are so provided, the rate for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then the rate for the Interest Period will be the rate in effect with respect to the immediately preceding Interest Period.

“Lien” means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

“London Banking Day” is any day on which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

“Management Services Agreement” means any contract between the Company or a Restricted Subsidiary and a physician practice entity for the provision of services by the Company or such Restricted Subsidiary to such physician practice entity.

“Merger Agreement” means the agreement and plan of merger among Oiler Holding Company, Oiler Acquisition Corp. and US Oncology dated March 20, 2004, as in effect on August 20, 2004.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Available Cash” from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and any proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

(a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all U.S. Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale,

(b) all payments made on any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale,

(c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, and

(d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

In addition, to the extent not otherwise constituting Net Available Cash, any cash, in each case net of (a)-(d) above, received by the Company or a Restricted Subsidiary in connection with the formation of a Permitted Joint Venture, or the designation of a Restricted Subsidiary that is or will become a Permitted Joint Venture as an Unrestricted Subsidiary, including, without limitation, any proceeds related to the Incurrence of Debt by such Person or the sale or issuance of Capital Stock in such Person, shall constitute Net Available Cash.

“Offered Securities” has the meaning set forth in Section 2.01.

“Offering Memorandum” means the confidential Offering Memorandum dated August 4, 2004 for the Existing US Oncology Notes.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer or any Executive Vice President of the Company.

“Officers’ Certificate” means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Parent” means any direct or indirect parent company of the Company.

“Parent Board” means the board of directors of Parent or any committee thereof duly authorized to act on behalf of such board.

“Permitted Holders” means (i) Welsh, Carson, Anderson & Stowe IX, L.P. and its Affiliates (including, without limitation, any investment partnership under common control with Welsh, Carson, Anderson & Stowe IX, L.P.), (ii) any officer, director, employee, partner, member or stockholder of the manager or general partner of the foregoing Persons and (iii) any Related Parties with respect to any of the foregoing Persons.

“Permitted Investment” means any Investment by the Company or a Restricted Subsidiary in:

(a) the Company, any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary, provided that the primary business of such Restricted Subsidiary is a Related Business;

(b) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary, provided that such Person’s primary business is a Related Business;

(c) cash and Temporary Cash Investments;

(d) receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

(e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(f) loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary, as the case may be; provided, however, that such loans and advances do not exceed $3,000,000 at any one time outstanding;

(g) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments;

(h) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(i) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with Section 4.06;

(j) any Person to the extent such Investment is made by the Company or a Restricted Subsidiary for consideration consisting only of Capital Stock (other than Disqualified Stock) of the Company;

(k) any Person to the extent such Investment existed on the Issue Date and any Investment that replaces, refinances or refunds such an Investment, provided that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded and is made in the same Person as the Investment replaced, refinanced or refunded;

(l) any Person to the extent such Investment consists of Hedging Obligations incurred pursuant to clauses (7) or (8) of paragraph (b) of Section 4.03 or Guarantees thereof;

(m) in Permitted Joint Ventures in an aggregate amount outstanding at any one time not to exceed the greater of (a) $25,000,000 or (b) 3.0% of Total Tangible Assets (with each Investment being valued as of the date made and without regard to subsequent changes in value);

(n) in any Permitted Joint Venture to the extent such Investment consists of a Guarantee of Debt of such Permitted Joint Venture permitted to be Incurred pursuant to clauses (5) or (16) of paragraph (b) of Section 4.03;

(o) loans to affiliated physician groups in an aggregate amount outstanding at any one time not to exceed the greater of (a) $25,000,000 or (b) 3.0% of Total Tangible Assets; and

(p) other Investments made for Fair Market Value that do not exceed $40,000,000 outstanding at any one time in the aggregate.

The amount of Investments outstanding at any time pursuant to clause (m), (o) or (p) above shall be reduced by (A) the net reduction after the Issue Date in Investments made after the Issue Date pursuant to such clause resulting from dividends, repayments of loans or advances or other transfers of Property, proceeds realized on the sale of any such Investment and proceeds representing the return of the capital, in each case to the Company or any Restricted Subsidiary in respect of any such Investment, less the cost of the disposition of any such Investment, and (B) the portion (proportionate to the Company’s equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary that was designated after the Issue Date as an Unrestricted Subsidiary pursuant to clause (m), (o) or (p) at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made by the Company or any Restricted Subsidiary pursuant to clause (m), (o) or (p) in such Person.

“Permitted Joint Venture” means a Person (1) that owns, leases, operates or services a hospital or other health-care provider for the purpose of developing, operating, conducting or marketing a Permitted Business and (2) of which the Company or any Restricted Subsidiary owns a 30% or greater equity interest.

“Permitted Liens” means:

(a) Liens to secure Debt permitted to be Incurred under clause (2) of paragraph (b) of Section 4.03;

(b) Liens to secure Debt permitted to be Incurred under clause (5) of paragraph (b) of Section 4.03, provided that any such Lien may not extend to any Property of the Company or any Restricted Subsidiary, other than the Property purchased, leased or constructed with the proceeds of such Debt and any improvements or accessions to such Property;

(c) Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently conducted, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

(d) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, on the Property of the Company or any Restricted Subsidiary and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

(e) Liens on the Property of the Company or any Restricted Subsidiary Incurred to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;

(f) Liens on Property at the time the Company or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any Restricted Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any Restricted Subsidiary;

(g) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

(h) pledges or deposits by the Company or any Restricted Subsidiary under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

(i) zoning restrictions, utility easements, building restrictions and such other encumbrances, irregularities or charges against real Property that do not in the aggregate materially impair the use of such Property in the operation of the Company’s business;

(j) Liens existing on the Issue Date not otherwise described in clauses (a) through (i) above;

(k) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(l) Liens in favor of the Company or any Restricted Subsidiary;

(m) leases, subleases, licenses or sublicenses granted to others that do not materially interfere with the business of the Company or any Restricted Subsidiary;

(n) attachment or judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which the proceedings may be initiated has not expired;

(o) Liens arising from the filing Uniform Commercial Code financing statements regarding leases or consignments;

(p) Liens securing Hedging Obligations so long as (i) the related Debt is, and is permitted to be under this Indenture, secured by a Lien on the same Property securing such Hedging Obligations or (ii) the Hedging Obligations (A) related to Debt permitted to be Incurred under clause (1) of paragraph (b) of Section 4.03 and (B) are secured by a Lien on the same Property securing Debt permitted to be Incurred under clauses (1) or (2) of Section 4.03(b);

(q) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(r) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts Incurred in the ordinary course of business and not for speculative purposes;

(s) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Debt; or (ii) relating to pooled deposit or sweep accounts of the Company or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries;

(t) Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under the Indenture;

(u) Liens on the Property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (b), (f), (g) or (j) above; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

(1) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (b), (f), (g) or (j) above, as the case may be, at the time the original Lien became a Permitted Lien under this Indenture, and

(2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Restricted Subsidiary in connection with such Refinancing;

(v) Liens on Property that result from provisions of any Management Services Agreement that permit an affiliated physician group or physician or physicians affiliated with such affiliated physician group to purchase such Property in connection with the termination of such Management Services Agreement; and

(w) other Liens securing obligations which do not exceed $50.0 million at any one time outstanding.

“Permitted Refinancing Debt” means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

(a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

(1) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced, and

(2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing,

(b) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced,

(c) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced,

(d) the new Debt shall not be senior in right of payment to the Debt that is being Refinanced, and

(e) to the extent such Debt directly or indirectly Refinances Debt of a Restricted Subsidiary Incurred pursuant to clause (6) of paragraph (b) of Section 4.03, such Refinancing Debt shall be Incurred only by such Restricted Subsidiary;

provided, however, that Permitted Refinancing Debt shall not include:

(x) Debt of a Subsidiary that Refinances Debt of the Company, or

(y) Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“PIK Interest” means interest paid with respect to the Securities in the form of increasing the outstanding principal amount of the Securities.

“PIK Payment” means an interest payment with respect to the Securities made by increasing the outstanding principal amount of the Securities.

“PPM Asset Sales” means sales of assets to physician practice entities or to physicians affiliated with physician practice entities in connection with the termination or modification of the Management Services Agreement in effect on the Issue Date with such physician practice entities or such affiliated physicians.

“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

“Preferred Stock Dividends” means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Restricted Subsidiary (except to the extent paid in Capital Stock (other than Disqualified Stock)). The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory Federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

“principal” of any Debt (including the Securities) means the principal amount of such Debt plus the premium, if any, on such Debt. References to the “principal amount” of the Securities include any increase in the principal amount of the outstanding Securities as a result of a PIK Payment.

“pro forma” means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the chief financial officer of the Company after consultation with the independent certified public accountants of the Company, except that any such pro forma calculation may include operating expense reductions for such period attributable to the transaction to which pro forma effect is being given (including, without limitation, operating expense reductions attributable to execution or termination of any contract, reduction of costs related to administrative functions, the termination of any employees or the closing (or the approval by the Board of Directors of the closing) of any facility) that have been realized or for which all steps necessary for the realization of which have been taken or are reasonably expected to be taken within six months following such transaction, provided, that such adjustments are set forth in an Officers’ Certificate which states (i) the amount of such adjustment or adjustments and (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers’ Certificate.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

“Qualified Equity Offering” means (1) an underwritten primary public offering of common stock of the Company or any Parent pursuant to an effective registration statement under the Securities Act or (2) any private placement of common stock of the Company or any Parent to any Person who is not a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees.

“Refinance” means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, such Debt. “Refinanced” and “Refinancing” shall have correlative meanings.

“Related Business” means any business that is related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

“Related Parties” means, with respect to any specified Person at any specified time,

(1) if a natural person, (A) any spouse, parent or lineal descendant (including by adoption) of such Person or (B) the estate of such Person during any period in which such estate holds Capital Stock of any Parent or of the Company for the benefit of any Person referred to in clause (1)(A), and

(2) if a trust, corporation, partnership, limited liability company or other entity, any other Person that controls such Person at such time. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Repay” means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. “Repayment” and “Repaid” shall have correlative meanings.

“Representative” means the trustee, agent or representative expressly authorized to act in such capacity, if any, for an issue of Senior Debt.

“Representative Amount” means a principal amount of not less than $1,000,000 for a single transaction in the relevant market at the relevant time.

“Restricted Payment” means:

(a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Company or any Restricted Subsidiary), except for any dividend or distribution that is made solely to the

Company or a Restricted Subsidiary (and, if the Restricted Subsidiary making such dividend or distribution is not a Wholly Owned Restricted Subsidiary, such dividend or distribution is made to the other holders of Capital Stock of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company;

(b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than from the Company or a Restricted Subsidiary) or any securities exchangeable for or convertible into any such Capital Stock, including (1) in connection with any merger, consolidation or amalgamation and (2) the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock);

(c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than (1) the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition or (2) the redemption of the subordinated physician notes in connection with conversions of physician management practice entities and/or physicians affiliated with such physician management practice entities to the service line structure or the termination of a Management Services Agreement as in effect on the Issue Date;

(d) any Investment (other than Permitted Investments) in any Person; or

(e) the issuance, sale or other disposition of Capital Stock of any Restricted Subsidiary to a Person other than the Company or another Restricted Subsidiary if the result thereof is that such Restricted Subsidiary shall cease to be a Restricted Subsidiary, in which event the amount of such “Restricted Payment” shall be the Fair Market Value of the remaining interest, if any, in such former Restricted Subsidiary held by the Company and the other Restricted Subsidiaries, unless such issuance, sale or other disposition is classified as a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such Property to another Person and the Company or a Restricted Subsidiary leases it from such Person.

“SEC” means the Securities and Exchange Commission.

“Securities” has the meaning set forth in the preamble.

“Securities Act” means the Securities Act of 1933.

“Senior Notes” means the 9% Senior Notes due 2012 of US Oncology.

“Senior Subordinated Notes” means the 10 3/4% Senior Subordinated Notes due 2014 of US Oncology.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Obligation” means any Debt of the Company (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Securities pursuant to a written agreement to that effect.

“Subsidiary” means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

(a) such Person,

(b) such Person and one or more Subsidiaries of such Person, or

(c) one or more Subsidiaries of such Person.

“Subsidiary Guarantor” means any Person that becomes a Subsidiary Guarantor pursuant to Section 4.14.

“Subsidiary Guarantee” means a Guarantee on the terms set forth in this Indenture by a Subsidiary Guarantor of the Company’s obligations with respect to the Securities.

“Telerate Page 3750” means the display designated as “Page 3750” on the Moneyline Telerate service or any successor service (or such other page as may replace Page 3750 on that service or any successor service).

“Temporary Cash Investments” means any of the following:

(a) Investments in U.S. Government Obligations maturing within 365 days of the date of acquisition thereof;

(b) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 270 days of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States of America or any state thereof or any foreign country recognized by the United States of America, which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500,000,000 and whose long-term debt is rated “A-3” or “A-” or higher according to Moody’s or S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act));

(c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with:

(1) a bank meeting the qualifications described in clause (b) above, or

(2) any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

(d) Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any Investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act));

(e) direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America or any political subdivision thereof (including any agency or instrumentality of any such state or political subdivision thereof) for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer’s option, provided that:

(1) the long-term debt of such state is rated “A-3” or “A-” or higher according to Moody’s or S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)), and

(2) such obligations mature within 180 days of the date of acquisition thereof; and

(f) investment in funds which invest all or substantially all of their assets in Temporary Cash Investments of the kind described in clauses (a) through (e) of this definition.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that, in the event the TIA is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendments, the Trust Indenture Act of 1939 as so amended.

“Total Tangible Assets” means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as the total assets (less, to the extent not deducted in the determination of total assets, accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom, to the extent otherwise included, the amounts of (without duplication):

(a) the excess of cost over Fair Market Value of Property;

(b) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Company immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP;

(c) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses, Management Services Agreements and other intangible items as to which Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” applies;

(d) minority interests in consolidated Subsidiaries held by Persons other than the Company or any Restricted Subsidiary;

(e) treasury stock;

(f) cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock; and

(g) Investments in and Property of Unrestricted Subsidiaries (other than Permitted Joint Ventures).

“Transactions” means the merger contemplated by the Merger Agreement and each other transaction contemplated thereby, all as more fully described in the Offering Memorandum.

“Trustee” means LaSalle Bank National Association, a national banking association, until a successor replaces it and, thereafter, means the successor.

“Trust Officer” means any officer within the Corporate Trust Administration department of the Trustee (or any successor group of the trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Unrestricted Subsidiary” means:

(a) Southeast Texas Cancer Centers, L.P., Cancer Treatment Associates of Northeast Missouri, Ltd., Aurora Cancer Center, Ltd., AOR Real Estate of Greenville, L.P., East Indy CC, LLC, KCCC JV, LLC, Colorado Cancer Center, Limited Partnership, Oregon Cancer Center, Ltd., AOR Management Company of Kansas, Inc., and MHD-USO Management Company, L.P.;

(b) any Subsidiary of the Company that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to Section 4.11 and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

(c) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“US Oncology” means US Oncology, Inc., a Delaware corporation.

“US Oncology Board” means the board of directors of US Oncology or any committee thereof duly authorized to act on behalf of such board.

“Voting Stock” of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Restricted Subsidiary” means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors’ qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

SECTION 1.02. Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.08
“Bankruptcy Law”	6.01
“Change of Control Offer”	4.13
“Change of Control Payment Date”	4.13
“Change of Control Purchase Price”	4.13
“covenant defeasance option”	8.01
“Custodian”	6.01
“Event of Default”	6.01
“Exchange Security”	Appendix A
“Global Security”	Appendix A
“Initial Lien”	4.09
“legal defeasance option”	8.01
“Legal Holiday”	11.08
“Obligations”	10.01
“Offer Amount”	4.06
“Offer Period”	4.06
“OID”	2.01
“Offered Securities”	2.01
“Paying Agent”	2.04
“Permitted Debt”	4.03
“Prepayment Offer”	4.06
“Registered Exchange Offer	Appendix A
“Registrar”	2.04
“Shelf Registration Statement	Appendix A
“Surviving Person”	5.01

SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities and the Subsidiary Guarantees.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company, each Subsidiary Guarantor and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including without limitation;

(5) words in the singular include the plural and words in the plural include the singular;

(6) unsecured Debt shall not be deemed to be subordinate or junior to secured Debt merely by virtue of its nature as unsecured Debt;

(7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

(8) the principal amount of any Preferred Stock shall be the greater of (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock.

ARTICLE II

The Securities

SECTION 2.01. Amount of Securities; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited, subject to compliance with Section 4.03. All Securities shall be identical in all respects other than issue prices and issuance dates. The Securities may be issued in one or more series; provided, however, that any Securities issued with original issue discount (“OID”) for Federal income tax purposes shall not be issued as part of the same series as any Securities that are issued with a different amount of OID or are not issued with OID. All Securities of any one series shall be substantially identical except as to denomination.

Subject to Section 2.03, the Trustee shall authenticate Securities for original issue on the Issue Date in the aggregate principal amount of $425,000,000 (the

“Offered Securities”). With respect to any Securities issued after the Issue Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, Initial Securities pursuant to Section 2.07, 2.08, 2.09 or 3.06 or Appendix A or Securities deemed issued through the payment of PIK Interest), there shall be established in or pursuant to a resolution of the Board of Directors, and subject to Section 2.03, set forth, or determined in the manner provided in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of such Securities:

(1) whether such Securities shall be issued as part of a new or existing series of Securities and the title of such Securities (which shall distinguish the Securities of the series from Securities of any other series);

(2) the aggregate principal amount of such Securities that may be authenticated and delivered under this Indenture is unlimited (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the same series pursuant to Section 2.07, 2.08, 2.09 or 3.06 or Appendix A and except for Securities which, pursuant to Section 2.03, are deemed never to have been authenticated and delivered hereunder), subject to compliance with Section 4.03;

(3) the issue price and issuance date of such Securities, including the date from which interest on such Securities shall accrue;

(4) if applicable, that such Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositories for such Global Securities, the form of any legend or legends that shall be borne by any such Global Security in addition to or in lieu of that set forth in Exhibit 1 to Appendix A and any circumstances in addition to or in lieu of those set forth in Section 2.3 of Appendix A in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the depository for such Global Security or a nominee thereof; and

(5) if applicable, that such Securities shall not be issued in the form of Initial Securities subject to Appendix A, but shall be issued in the form of Exchange Securities as set forth in Exhibit A.

If any of the terms of any series are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate or the indenture supplemental hereto setting forth the terms of the series.

SECTION 2.02. Form and Dating. Provisions relating to the Initial Securities of each series and the Exchange Securities are set forth in Appendix A, which is hereby incorporated in and expressly made part of this Indenture. The Initial Securities of each series and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to Appendix A which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities of each series may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Company. Each Security shall be dated the date of its authentication. The terms of the Securities of each series set forth in Exhibit 1 to Appendix A and Exhibit A are part of the terms of this Indenture.

SECTION 2.03. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company’s seal may be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a written order of the Company in the form of an Officers’ Certificate for the authentication and delivery of such Securities, and the Trustee in accordance with such written order of the Company shall authenticate and deliver such Securities.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by the Trustee, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.04. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar. The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

SECTION 2.05. Paying Agent To Hold Money in Trust. On or prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that such Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

Every replacement Security is an additional obligation of the Company.

SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

SECTION 2.10. Cancelation. The Company at any time may deliver Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancelation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation.

SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.12. CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” numbers and corresponding “ISIN” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the “CUSIP” number that appears on any Security, check, advice of payment or redemption notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

ARTICLE III

Redemption

SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and that such redemption is being made pursuant to paragraph 5 of the Securities.

The Company shall give each notice to the Trustee provided for in this Section in connection with a redemption pursuant to paragraph 5 of the Securities at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate.

SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail or cause to be mailed a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

The notice shall identify the Securities to be redeemed and shall state:

(i) the redemption date;

(ii) the redemption price or the information specified in paragraph 6 of the Securities;

(iii) the name and address of the Paying Agent;

(iv) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(v) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(vi) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

(vii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section.

SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date that is on or prior to the date of redemption). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Deposit of Redemption Price. On or prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date that is on or prior to the date of redemption) on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancelation. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of and accrued interest on all Securities to be redeemed.

SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE IV

Covenants

SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the rate borne by the Securities to the extent lawful.

SECTION 4.02. Reports. (a) Whether or not required by the SEC, so long as any Securities are outstanding, if not filed electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis, and Retrieval System (or any successor system), the Company will furnish to the holders of Securities, within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

(b) Whether or not required by the SEC, after the consummation of the Registered Exchange Offer or the effectiveness of the Shelf Registration Statement, the Company will file a copy of all of the information and reports referred to in clauses (1)

and (2) of paragraph (a) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, for so long as any Securities remain outstanding, the Company will furnish to the holders of the Securities and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(4) under the Securities Act.

(c) If at any time any Parent Guarantees the Securities (there being no obligation of any Parent to do so), holds no material assets other than cash, Cash Equivalents and the Capital Stock of the Company or of any direct or indirect parent corporation of the Company (and performs the related incidental activities associated with such ownership) and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision), the reports, information and other documents required to be filed and furnished to holders of the Securities pursuant to this covenant may, at the option of the Company, be filed by and be those of Parent rather than the Company.

(d) Notwithstanding the foregoing, the requirements of this Section 4.02 shall be deemed satisfied prior to the commencement of the Registered Exchange Offer or the effectiveness of the Shelf Registration Statement by the filing with the SEC of the Exchange Offer Registration Statement and/or Shelf Registration Statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

(e) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either individually or collectively, would otherwise have been a Significant Subsidiary, then the quarterly and annual financial information referred to in clause (1) above shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and the Restricted Subsidiaries of the Company.

(f) The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officer’s Certificate stating whether or not the signatories know of any Default by the Company in performing any of its obligations under this Indenture and the Notes. If such signatories have knowledge of any such Default, the certificate shall describe the Default and its status.

SECTION 4.03. Limitation on Debt. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt unless, after giving pro forma effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and (1) such Debt is Debt of the Company or a Restricted Subsidiary (other than US Oncology and its Restricted Subsidiaries) and, after giving pro forma effect to the Incurrence of such Debt and the application of the proceeds thereof, the Company’s Consolidated Interest Coverage Ratio would be greater than 2.00 to 1.00 or (2) such Debt is Debt of US Oncology and its Restricted Subsidiaries and, after giving pro forma effect to the Incurrence of such Debt and the application of the proceeds thereof, US Oncology’s Consolidated Interest Coverage Ratio would be greater than 2.00 to 1.00.

(b) Notwithstanding the foregoing paragraph (a), each of the following shall be permitted (collectively, “Permitted Debt”):

(1) Debt of the Company evidenced by the Offered Securities and Debt of the Company represented by the Exchange Securities, including any PIK Interest thereon;

(2) Debt of the Company or a Restricted Subsidiary under any Credit Facilities; provided, however, that the aggregate principal amount of all such Debt under the Credit Facilities at any one time outstanding shall not exceed $650,000,000, which amount shall be permanently reduced by the amount of Net Available Cash used to Repay Debt under the Credit Facilities, and not subsequently reinvested in Additional Assets or used to purchase Securities or Repay other Debt, pursuant to Section 4.06;

(3) Debt of the Company owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however, that (A) any subsequent issue or transfer of Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Debt (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof and (B) if the Company is the obligor on such Debt, such Debt is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities;

(4) Debt outstanding on the Issue Date (other than Debt represented by the Company’s Floating Rate Senior Notes due 2015) not otherwise described in clauses (1) through (3) above;

(5) (A) Debt (including Capital Lease Obligations) Incurred by the Company or any Restricted Subsidiary (i) to finance the purchase, lease, construction or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) at the time of, or within 270 days after, such purchase, lease or improvement or (ii) as part of a Sale and Leaseback Transaction and (B) Debt constituting Guarantees of Debt of Permitted Joint Ventures; provided, however, that the aggregate principal amount of such Debt and Guarantees, when taken together with the amount of Debt and Guarantees previously Incurred pursuant to this clause (5) and then outstanding (including any Permitted Refinancing Debt with respect thereto), does not exceed the greater of (x) $50,000,000 and (y) 6.0% of Total Tangible Assets;

(6) Debt of a Restricted Subsidiary outstanding on the date on which such Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Subsidiary of the Company or was otherwise acquired by the Company); provided, however, that at the time such Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary and after giving effect to the Incurrence of such Debt, the Company would have been able to Incur $1.00 of additional Debt pursuant to paragraph (a) of this Section 4.03;

(7) Debt under Interest Rate Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes; provided, however, that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by the terms of this Section 4.03;

(8) Debt under Currency Exchange Protection Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Company or such Restricted Subsidiary in the ordinary course of business and not for speculative purposes;

(9) Debt in connection with one or more standby letters of credit, performance, bid or surety bonds or completion guarantees issued by the Company or a Restricted Subsidiary in the ordinary course of business or repayment obligations pursuant to self-insurance obligations and, in each case, not in connection with the borrowing of money or the obtaining of advances or credit;

(10) Debt arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Capital Stock of a Subsidiary, other than Guarantees of Debt Incurred by any Person acquiring all or any portion of such business, assets or Capital Stock; provided, however, that the maximum aggregate liability in respect of all such Debt shall at no time exceed the gross proceeds actually received by the Company or such Restricted Subsidiary in connection with such disposition;

(11) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Debt is extinguished within five Business Days of its Incurrence;

(12) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to paragraph (a) of this Section 4.03 and clauses (1), (4), (5) and (6) above;

(13) Debt in the form of loans from Unrestricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed $10,000,000;

(14) Debt consisting of promissory notes issued by the Company or any Restricted Subsidiary to current or former officers, directors or employees of the Company or any of its Subsidiaries (or permitted transferees of such officers, directors or employees) to finance any repurchase of shares of Capital Stock or options to purchase shares of Capital Stock made in accordance with clause (d) of the second paragraph of Section 4.04;

(15) any Guarantee by a Restricted Subsidiary of Debt of another Restricted Subsidiary that was Incurred in compliance with this covenant; and

(16) in addition to the items referred to in clauses (1) through (l5) above, Debt of the Company or a Restricted Subsidiary in an aggregate principal amount which, when taken together with the amount of Debt previously Incurred pursuant to this clause (16) and then outstanding, does not exceed $50,000,000.

(c) Notwithstanding anything to the contrary contained in this Section 4.03,

(1) the Company shall not Incur any Debt pursuant to paragraph (b) of this Section 4.03 if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Debt shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations; and

(2) the Company shall not permit any Restricted Subsidiary to Incur any Debt pursuant to this Section 4.03(a) if the proceeds thereof are used, directly or indirectly, to Refinance any Debt of the Company.

(d) For purposes of determining compliance with this Section 4.03:

(1) any Debt under the Credit Facilities Outstanding on the Issue Date will be deemed to have been Incurred pursuant to clause (2) of paragraph (b) above;

(2) in the event that an item of Debt meets the criteria of more than one of the types of Debt described above, the Company, in its sole discretion, will classify such item of Debt at the time of Incurrence and only be required to include the amount and type of such Debt in one of the above clauses;

(3) the Company will be entitled to divide and classify an item of Debt in more than one of the types of Debt described above; and

(4) other than Debt classified pursuant to clause (1) of this paragraph, following the date of its Incurrence, any Debt originally classified as Incurred pursuant to one of the clauses in the definition of “Permitted Debt” above may later be reclassified by the Company such that it will be deemed as having been Incurred pursuant to another clause in the definition of “Permitted Debt” above, as applicable, to the extent that such reclassified Debt could be Incurred pursuant to such new clause at the time of such reclassification.

SECTION 4.04. Limitation on Restricted Payments. The Company shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

(a) a Default or Event of Default shall have occurred and be continuing,

(b) the Company or such Restricted Subsidiary, as the case may be, could not Incur at least $1.00 of additional Debt pursuant to paragraph (a) of Section 4.03; provided, that in determining whether additional Debt may be Incurred pursuant to such paragraph (a) for purposes of this paragraph (b) only, any of the Company’s non-cash interest expense and amortization of original issue discount shall be excluded from the determination of the Consolidated Net Income of the Company to the extent not already excluded therefrom, or

(c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made after the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of (without duplication):

(1) 50% of the aggregate amount of Consolidated Net Income of the Company (excluding, for purposes of calculating the Consolidated Net Income of the Company for purposes of this paragraph (c)(1) only, any of the Company’s non-cash interest expense and amortization of original issue discount to the extent not already excluded therefrom) accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurred to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which internal financial statements are available (or if the aggregate amount of Consolidated Net Income of the Company for such period shall be a deficit, minus 100% of such deficit), plus

(2) Capital Stock Sale Proceeds, net cash capital contributions and the Fair Market Value of Property (other than Debt) contributed in respect of the Company’s Capital Stock (other than Disqualified Stock) subsequent to the Issue Date, plus

(3) the sum of:

(A) the aggregate net cash proceeds and the Fair Market Value of Property (other than Debt) received by the Company or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company, and

(B) the aggregate amount by which Debt (other than Subordinated Obligations) of the Company or any Restricted Subsidiary is reduced on the Company’s consolidated balance sheet on or after the Issue Date upon the conversion or exchange of any Debt issued or sold on or prior to the Issue Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company, excluding, in the case of clause (A) or (B):

(x) any such Debt issued or sold to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees, and

(y) the aggregate amount of any cash or other Property distributed by the Company or any Restricted Subsidiary upon any such conversion or exchange,

plus

(4) an amount equal to the sum of:

(A) the net reduction after the Issue Date in Investments (other than Permitted Investments) in any Person other than the Company or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property, proceeds realized on the sale of such Investment and proceeds representing the return of the capital, in each case to the Company or any Restricted Subsidiary from such Person, less the cost of the disposition of such Investments, and

(B) the portion (proportionate to the Company’s equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary;

provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments (other than Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person.

Notwithstanding the foregoing limitation, the Company may:

(a) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on said declaration date, such dividends could have been paid in compliance with this Indenture; provided, however, that at the time of such payment of such dividend, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

(b) make any Restricted Payment in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) or contributed in respect of such Capital Stock; provided, however, that

(1) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and

(2) the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (c)(2) above;

(c) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

(d) repurchase shares of, or options to purchase shares of, Capital Stock of any Parent, the Company or any of the Company’s Subsidiaries (or pay dividends to any Parent to consummate any such repurchases) from current or former officers, directors or employees of the Company or any of its Subsidiaries (or permitted transferees of such current or former officers, directors or employees), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Parent Board or the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such repurchases in any calendar year shall not exceed the lesser of (A) the sum of (x) $500,000 and (y) the aggregate amount of Restricted Payments permitted (but not made) in prior calendar years pursuant to this clause (d) and (B) the sum of (i) $2,500,000 plus (ii) the amount of net cash proceeds received by the Company after the Issue Date from any payment under “key-man” life insurance policies obtained by the Company or a Restricted Subsidiary to insure the life of any director or officer of the Company or a Restricted Subsidiary; and provided further, however, that such repurchases shall be excluded in the calculation of the amount of Restricted Payments;

(e) make repurchases of shares of common stock of the Company deemed to occur upon the exercise of options to purchase shares of common stock of the Company if such shares of common stock of the Company represent a portion of the exercise price of such options; provided, however, that such repurchases shall be excluded in the calculation of the amount of Restricted Payments;

(f) purchase, defease or otherwise acquire or retire for value any Subordinated Obligations upon a Change of Control of the Company or an Asset Sale by the Company, to the extent required by any agreement pursuant to which such Subordinated Obligations were issued, but only if the Company has complied with Section 4.06 and Section 4.13; provided, however, that such payments shall be included in the calculation of the amount of Restricted Payments;

(g) pay dividends or make other distributions to any Parent to be used by such Parent:

(1) to pay its franchise taxes and other fees required to maintain its corporate existence;

(2) to pay for general corporate and overhead expenses (including salaries and other compensation of employees) incurred by such Parent in the ordinary course of its business to the extent such expenses are attributable to the ownership or operation of any other Parent, the Company and the Restricted Subsidiaries; provided, however, that no such funds shall be used for the payment of fees to Welsh, Carson, Anderson & Stowe, its Affiliates, directors, officers or any other Person associated with Welsh, Carson Anderson & Stowe; and

(3) to pay fees and expenses other than to Affiliates related to an unsuccessful equity or debt offering not prohibited by this Indenture;

provided, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

(h) pay dividends or make distributions or advances to any Parent to be used by such Parent to pay Federal, state and local taxes payable by such Parent and directly attributable to (or arising as a result of) the operations of the Company and the Restricted Subsidiaries; provided, however, that (A) the amount of such dividends shall not exceed the amount that the Company and its Restricted Subsidiaries would be required to pay in respect of such Federal, state or local taxes were the Company to pay such taxes as a stand-alone taxpayer (including any interest or penalties thereon) and (B) such dividends, distributions and advances pursuant to this clause (h) are used by such Parent for such purposes within 10 days of the receipt of such dividends; provided further, however, that such dividends, distributions and advances shall be excluded in the calculation of the amount of Restricted Payments;

(i) make any Restricted Payments described in the offering memorandum for the Offered Securities dated March 15, 2005 under “Use of Proceeds”; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments; and

(j) make Restricted Payments in an amount which, when taken together with all Restricted Payments made pursuant to this clause (j), does not exceed $30,000,000; provided, however, that at the time of each such Restricted Payment, no Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments.

SECTION 4.05. Limitation on Issuance or Sale of Capital Stock of Restricted Subsidiaries. Except as permitted by Section 4.09, the Company shall not:

(a) directly or indirectly sell, pledge, hypothecate or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, or

(b) permit any Restricted Subsidiary to, directly or indirectly, issue or sell or otherwise dispose of any shares of its Capital Stock,

other than, in the case of either (a) or (b):

(1) directors’ qualifying shares,

(2) to the Company or a Wholly Owned Restricted Subsidiary, or

(3) if, immediately after giving effect to such disposition, such Restricted Subsidiary either (i) remains a Restricted Subsidiary or (ii) would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto is treated as a new Investment by the Company and such Investment would constitute a Permitted Investment or would be permitted to be made under Section 4.04 if made on the date of such disposition.

SECTION 4.06. Limitation on Asset Sales. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale; provided, however, that with respect to PPM Asset

Sales, the Company receives consideration at the time of such PPM Asset Sale at least equal to the lesser of (x) the Fair Market Value of such Property and (y) the net book value of such Property excluding any write-downs or reductions in net book value after June 30, 2004 other than as a result of normal course depreciation and amortization or casualty or destruction or, if specified in the applicable Management Services Agreement, the price at which the purchaser of such Property is entitled to purchase such Property pursuant to such Management Services Agreement; and

(ii) at least 75% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash or cash equivalents.

For the purposes of this covenant, the following are deemed to be cash or cash equivalents:

(1) the assumption of Debt of the Company (other than obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock or Preferred Stock of a Restricted Subsidiary) and the release of the Company or such Restricted Subsidiary from all liability on such Debt in connection with such Asset Sale;

(2) securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days, to the extent of cash received in that conversion; and

(3) with respect to PPM Asset Sales, (x) the principal amount of any Debt of the Company or US Oncology canceled or retired as consideration to the Company, US Oncology or any other Restricted Subsidiary in such PPM Asset Sale and (y) Capital Stock of the Company at the time of such PPM Asset Sale in an aggregate amount which, when taken together with any other such Debt or Capital Stock received pursuant to this clause (3), does not exceed $10,000,000.

(b) The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Debt):

(i) to Repay Debt Incurred pursuant to clause (2) of paragraph (b) of Section 4.03 of any Restricted Subsidiary (excluding, in any such case, any Debt owed to the Company or an Affiliate of the Company) provided that, if an offer to purchase any Debt of US Oncology or any Restricted Subsidiary is made in accordance with the terms of such Debt, the obligation to Repay such Debt will be deemed satisfied to the extent of the amount of the offer, whether or not accepted by the holders thereof, and the amount of Net Available Cash will be reduced to the extent of the amount of the offer; or

(ii) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary).

(c) Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within (a) if any Existing US Oncology Notes are outstanding, 60 days from the date the last prepayment offer is required to be made pursuant to the “asset sale” covenant in the applicable Existing US Oncology Notes Indenture or (b) if no Existing US Oncology Notes are outstanding or such Existing US Oncology Notes cease to contain an “asset sale” covenant, one year from the date of the receipt of such Net Available Cash (or, if later, 90 days after the execution of any agreement with respect to such application, which agreement is signed within one year from the date of the receipt of such Net Available Cash) shall constitute “Excess Proceeds”.

When the aggregate amount of Excess Proceeds exceeds $20,000,000, the Company will be required to make an offer to purchase (the “Prepayment Offer”) the Securities which offer shall be in the amount of the Allocable Excess Proceeds, on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all holders of Securities have been given the opportunity to tender their Securities for purchase in accordance with this Indenture, the Company or such Restricted Subsidiary may use such remaining amount for any purpose permitted by this Indenture and the amount of Excess Proceeds will be reset to zero.

The term “Allocable Excess Proceeds” will mean the product of:

(a) the Excess Proceeds and

(b) a fraction,

(1) the numerator of which is the aggregate principal amount of the Securities Outstanding on the date of the Prepayment Offer, plus accrued and unpaid interest, if any, to such date, and

(2) the denominator of which is the sum of (x) the aggregate principal amount of the Securities outstanding on the date of the Prepayment Offer, plus accrued and unpaid interest, if any, to such date and (y) the aggregate principal amount of other Debt of the Company outstanding on the date of the Prepayment Offer, plus accrued and unpaid interest, if any, to such date, that is pari passu in right of payment with the Securities and subject to terms and conditions in respect of Asset Sales similar in all material respects to the covenant described hereunder and requiring the Company to make an offer to purchase such Debt at substantially the same time as the Prepayment Offer.

(d) (1) Within five business days after the Company is obligated to make a Prepayment Offer as described in the preceding paragraph, the Company shall send a written notice, by first-class mail, to the holders of Securities, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such holders to make an informed decision with respect to such Prepayment Offer. Such notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

(2) Not later than the date upon which written notice of a Prepayment Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers’ Certificate as to (i) the amount of the Prepayment Offer (the “Offer Amount”), (ii) the allocation of the Net Available Cash from the Asset Sales pursuant to which such Prepayment Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(b). On or before the Purchase Date, the Company shall also irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) in Temporary Cash Investments (other than in those enumerated in clause (b) of the definition of Temporary Cash Investments), maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Prepayment Offer remains open (the “Offer Period”), the Company shall deliver to the Trustee for cancelation the Securities or portions thereof that have been properly tendered to and are to be accepted by the Company. The Trustee or the Paying Agent shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount, the Trustee or the Paying Agent shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section.

(3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the

Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis for all Securities (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

(4) At the time the Company delivers Securities to the Trustee that are to be accepted for purchase, the Company shall also deliver an Officers’ Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee or the Paying Agent mails or delivers payment therefor to the surrendering Holder.

(e) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.06 by virtue thereof.

(f) Notwithstanding the foregoing provisions of this Section 4.06, if at the time the Company would be required to make a Prepayment Offer, the Company does not have access to the applicable Net Available Cash as a result of a restriction permitted by Section 4.07, then the Company shall have no obligation to make such Prepayment Offer until such time as and to the extent such restriction no longer applies and, as a result of such lapse of such restriction, there is at least $20.0 million in Net Available Cash from all Asset Sales that has not been applied in accordance with this Section 4.06 as a result of the application of this Section 4.06(f).

SECTION 4.07. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

(a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary,

(b) make any loans or advances to the Company or any other Restricted Subsidiary or

(c) transfer any of its Property to the Company or any other Restricted Subsidiary.

The foregoing limitations will not apply:

(1) with respect to clauses (a), (b) and (c), to restrictions:

(A) in effect on the Issue Date, including those set forth in the Credit Facilities and the Existing US Oncology Indentures,

(B) with respect to a Restricted Subsidiary pursuant to an agreement relating to any Debt Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date,

(C) that result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (1)(A) or (B) above or in clause (2)(A) below or any amendment or supplement to any such agreement; provided, however, that such restriction is no more restrictive than those contained in the agreement evidencing the Debt so Refinanced or the agreement being amended or supplemented, as determined in good faith by the Board of Directors, whose determination shall be conclusive,

(D) imposed with respect to a Restricted Subsidiary pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition,

(E) on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business,

(F) customary supermajority voting provisions and provisions with respect to the disposition of assets or property, in each case, contained in agreements relating to Permitted Joint Ventures that are Restricted Subsidiaries,

(G) arising under applicable law, or

(H) contained in the terms of any Debt of the Company or any Restricted Subsidiary (including the Credit Facilities) not Incurred in violation of this Indenture; provided, however, that such restrictions, taken as a whole, (i) are no more restrictive in the aggregate than those contained in the Credit Facilities on the Issue Date or (ii) will not materially impair US Oncology’s ability to make dividends to the Company in an amount sufficient to make scheduled payments of cash interest on the Securities, in each case, as determined in good faith by the Board of Directors whose determination shall be conclusive, and

(2) with respect to clause (c) only, to restrictions:

(A) encumbering Property at the time such Property was acquired by the Company or any Restricted Subsidiary, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition,

(B) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder,

(C) customary restrictions contained in asset sale agreements limiting the transfer of such Property pending the closing of such sale, or

(D) on the transfer of assets subject to any Lien imposed by the holder of such Lien.

SECTION 4.08. Limitation on Transactions with Affiliates. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”), unless:

(a) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company;

(b) if such Affiliate Transaction involves aggregate payments or value in excess of $10,000,000, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (a) of this paragraph as evidenced by a Board Resolution promptly delivered to the Trustee; and

(c) if such Affiliate Transaction involves aggregate payments or value in excess of $25,000,000, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company and the Restricted Subsidiaries, taken as a whole or is not less favorable to the Company and its Restricted

Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s length transaction with a Person who was not an Affiliate. For purposes of this clause (c) only, any contract or series of related contracts for the rendering of services entered into in the ordinary course of business by the Company or any Restricted Subsidiary with any other Person will not be deemed to be in excess of $25,000,000 if, when entered into, (x) the payments made by the Company and the Restricted Subsidiaries and (y) the value of services performed by the Company and the Restricted Subsidiaries in connection with such contract or series of related contracts do not exceed, and are not then reasonably expected by the Board of Directors in its good faith determination to exceed, $10,000,000 in any year.

Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may enter into or suffer to exist the following:

(a) any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business; provided, however, that no more than 10% of the total voting power of the Voting Stock (on a fully diluted basis) of any such Restricted Subsidiary is owned by an Affiliate of the Company (other than a Restricted Subsidiary);

(b) any Restricted Payment permitted to be made pursuant to Section 4.04 other than any Permitted Investment;

(c) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries, and compensation (including amounts paid pursuant to employee benefit plans or arrangements) paid to, and indemnity provided for the benefit of, officers, directors and employees of the Company or any of the Restricted Subsidiaries, so long as the Board of Directors in good faith shall have approved the terms thereof;

(d) (i) loans and advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be; provided, however, that such loans and advances do not exceed $3,000,000 in the aggregate at any one time outstanding; and (ii) loans to affiliated physician groups made pursuant to clause (o) of the definition of “Permitted Investments”;

(e) any transaction with a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

(f) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company;

(g) any agreement approved by the Board of Directors (including a majority of the disinterested members of the Board of Directors) among Welsh, Carson, Anderson & Stowe IX, L.P., its Affiliates and the Company or any Restricted Subsidiary relating to (1) the payment of reasonable and customary fees by the Company or any Restricted Subsidiary for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities rendered to the Company or any Restricted Subsidiary, and in any event such fees shall not exceed 2.0% of the aggregate transaction value in respect of which such services are rendered, or (2) the provision of customary management services to the Company or any Restricted Subsidiary from time to time;

(h) any transaction or agreement between the Company or one or more Restricted Subsidiaries, on the one hand, and any affiliated physician or affiliated physician group, on the other hand; provided, however, that any such transactions or agreements are no less favorable in the aggregate to the Company and its Subsidiaries than transactions or agreements in effect on the Issue Date;

(i) any transaction between the Company and an Unrestricted Subsidiary relating to self insurance arrangements, in each case, on terms that are no less favorable to the Company than those that would have been obtained in a comparable arm’s length transaction by the Company with a Person that is not an Affiliate of the Company; and

(j) any agreement as in effect on the Issue Date and described in Item 13 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 or the Offering Memorandum under “Certain Relationships and Related Transactions” or any amendments, renewals or extensions of any such agreement (so long as such amendments, renewals or extensions are not less favorable to the Company or the Restricted Subsidiaries) and the transactions evidenced thereby.

SECTION 4.09. Limitation on Liens. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (the “Initial Lien”), other than Permitted Liens, upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, securing any Debt of the Company, unless it has made or will make effective provision whereby the Securities will be secured by such Lien equally and ratably with (or prior to) all other Debt of the Company secured by such Lien.

(b) Any Lien created for the benefit of the holders of the Securities pursuant to the preceding paragraph shall provide by its terms that such Lien will be automatically and unconditionally released and discharged upon release and discharge of the Initial Lien.

SECTION 4.10. Limitation on Sale and Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Property unless:

(a) the Company or such Restricted Subsidiary would be entitled to:

(1) Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to Section 4.03, and

(2) create a Lien on such Property securing such Attributable Debt without also securing the Securities pursuant to Section 4.09,

(b) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale and Leaseback Transaction are at least equal to the Fair Market Value of such Property, and

(c) such Sale and Leaseback Transaction is effected in compliance with Section 4.06.

SECTION 4.11. Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors may designate any Subsidiary of the Company to be an Unrestricted Subsidiary if:

(a) the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary, and

(b) one of the following:

(1) the Subsidiary to be so designated has total assets of $1,000 or less,

(2) if such Subsidiary has total assets greater than $1,000, the Company would be permitted under Section 4.04 to make a Restricted Payment or a Permitted Investment in the amount equal to the Fair Market Value of the Investment in such Subsidiary, or

(3) such designation is effective immediately upon such entity becoming a Subsidiary of the Company.

Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (x) and (y) of the second immediately following paragraph will not be satisfied after giving pro forma effect to such classification or if such Person is a Subsidiary of an Unrestricted Subsidiary.

Except as provided in the first sentence of the preceding paragraph (including clauses (a) and (b) thereof), no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. In addition, neither the Company nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary). Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this covenant, such Restricted Subsidiary shall, by execution and delivery of a supplemental indenture in form satisfactory to the Trustee, be released from any Guarantee of the Securities previously made by such Restricted Subsidiary.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

(x) the Company could Incur at least $1.00 of additional Debt pursuant to paragraph (a) of Section 4.03, and

(y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

Any such designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation or redesignation and an Officers’ Certificate that:

(a) certifies that such designation or redesignation complies with the foregoing provisions, and

(b) gives the effective date of such designation or redesignation,

such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company’s fiscal year, within 90 days after the end of such fiscal year).

SECTION 4.12. Limitation on Company’s Business. The Company shall not, and shall not permit any Restricted Subsidiary, to, directly or indirectly, engage in any business other than a Related Business.

SECTION 4.13. Change of Control. (a) Upon the occurrence of a Change of Control (unless the Company gives notice of redemption pursuant to Section 3.01), each Holder of Securities shall have the right to require the Company to repurchase all or any part of such Holder’s Securities pursuant to the offer described below (the “Change of Control Offer”) at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(b) Within 30 days following any Change of Control, the Company shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send, by first-class mail, with a copy to the Trustee, to each Holder of Securities, at such Holder’s address appearing in the Security Register, a notice stating: (A) that a Change of Control Offer is being made pursuant to this Section 4.13 and that all Securities timely tendered will be accepted for payment; (B) the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”); (C) the circumstances and relevant facts regarding the Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); and (D) the procedures that Holders of Securities must follow in order to tender their Securities (or portions thereof) for payment, and the procedures that Holders of Securities must follow in order to withdraw an election to tender Securities (or portions thereof) for payment.

(c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Change of Control Payment Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Security purchased.

(d) On or prior to the Change of Control Payment Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or any of its Wholly Owned Subsidiaries is acting as the Paying Agent, segregate and hold in trust) in cash an amount equal to the Change of Control Purchase Price payable to the Holders entitled thereto, to be held for payment in accordance with the provisions of this Section. On the Change of Control Payment Date, the Company shall deliver to the Trustee the Securities or portions thereof that have been properly tendered to and are to be accepted by the Company for payment. The Trustee or the Paying Agent shall, on the Change of Control Payment Date, mail or deliver payment to each tendering Holder of the Change of Control Purchase Price. In the event that the aggregate Change of Control Purchase Price is less than the amount delivered by the Company to the Trustee or the Paying Agent, the Trustee or the Paying Agent, as the case may be, shall deliver the excess to the Company immediately after the Change of Control Payment Date.

(e) The Company shall not be required to make a Change of Control Offer following a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.13 applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption of all outstanding Securities has been given pursuant to Section 3.03, unless and until there is a default in payment of the applicable redemption price.

(f) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Securities pursuant to this Section 4.13. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.13, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.13 by virtue thereof.

SECTION 4.14. Future Subsidiary Guarantors. The Company shall cause each Restricted Subsidiary that Guarantees any other Debt of the Company (other than Debt Incurred pursuant to clause (2) or clause (7) of Section 4.03(b)) to, at the same time, execute and deliver to the Trustee a Guarantee of the Securities, which Guarantee of the Securities shall be maintained for so long as the Guarantee of such other Debt of the Company is in effect.

SECTION 4.15. Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

ARTICLE V

Successor Company

SECTION 5.01. When Company May Merge or Transfer Assets.

The Company shall not merge, consolidate or amalgamate with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

(a) the Company shall be the surviving Person (the “Surviving Person”) or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(b) the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company;

(c) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (c) and clause (d) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

(d) immediately after giving pro forma effect to such transaction or series of transactions, the Company or the Surviving Person, as the case may be, either (A) would be able to Incur at least $1.00 of additional Debt under paragraph (a) of Section 4.03 or (B) would have a Consolidated Interest Coverage Ratio greater than the Consolidated Interest Coverage Ratio of the Company immediately prior to such transaction; provided, however, that this clause (d) will not be applicable to (A) the Company or a Restricted Subsidiary consolidating with, merging into, conveying, transferring or leasing all or substantially all its Property to the Company or a Subsidiary Guarantor or (B) the Company or a Restricted Subsidiary merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company or a Restricted Subsidiary in another jurisdiction; and

(e) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

For the purposes of this Section 5.01, the sale, transfer, assignment, lease, conveyance or other disposition of all the Property of one or more Subsidiaries of the Company, which Property, if held by the Company instead of such Subsidiaries, would constitute all or substantially all the Property of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all the Property of the Company.

SECTION 5.02. Surviving Person. The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture, and the predecessor Company, except in the case of a lease, shall be released from any obligation to pay the principal of, premium, if any, and interest on, the Securities.

ARTICLE VI

Defaults and Remedies

SECTION 6.01. Events of Default. The following events shall be “Events of Default”:

(1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

(2) the Company defaults in the payment of the principal of or premium, if any, on, any Security when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

(3) the Company or any Subsidiary Guarantor fails to comply with Article V;

(4) the Company fails to comply with any covenant or agreement in the Securities or in this Indenture (other than a failure that is the subject of the foregoing clause (1), (2) or (3)) and such failure continues for 30 days after written notice is given to the Company as specified below;

(5) a default by the Company or any Restricted Subsidiary under any Debt of the Company or any Restricted Subsidiary which results in acceleration of the maturity of such Debt, or the failure to pay any such Debt at maturity, in an aggregate amount in excess of $20,000,000 or its foreign currency equivalent at the time;

(6) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

(B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

(C) orders the winding up or liquidation of the Company or any Significant Subsidiary; or

(D) grants any similar relief under any foreign laws;

and in each such case the order or decree remains unstayed and in effect for 30 days; or

(8) any judgment or judgments for the payment of money in an aggregate amount in excess of $20,000,000 (or its foreign currency equivalent at the time) net of any amount covered by insurance issued by a reputable and creditworthy insurer that has not contested coverage or reserved rights with respect to the underlying claim, that shall be rendered against the Company or any Restricted Subsidiary and that shall not be waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (4) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company (and in the case of such notice by Holders, the Trustee) of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default and any event that with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee, may declare the principal of and accrued and unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(6) or (7) with respect to the Company occurs, the principal of and accrued and unpaid interest on all the Securities shall, automatically and without any action by the Trustee or any Holder, become and be immediately due and payable. The Holders of a majority in aggregate principal amount of the outstanding Securities by notice to the Trustee and the Company may rescind any declaration of acceleration if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Securities. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to reasonable indemnification against all losses and expenses caused by taking or not taking such action.

SECTION 6.06. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

(1) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of the Securities then outstanding shall have made a written request, and such Holder of or Holders shall have offered reasonable indemnity, to the Trustee to pursue such proceeding as trustee; and

(3) the Trustee has not received from the Holders of at least a majority in aggregate principal amount of the Securities outstanding a direction inconsistent with such request and has failed to institute such proceeding within 60 days after such notice, request and offer.

The foregoing limitations on the pursuit of remedies by a Securityholder shall not apply to a suit instituted by a Holder for the enforcement of payment of the principal of, and premium, if any, or interest on, such Security on or after the applicable due date specified in such Security. A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD: to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities.

SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

Trustee

SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA and the provisions of this Article VII shall apply to the Trustee in its role as Registrar, Paying Agent and Security Custodian.

(i) The Trustee shall not be deemed to have notice of a Default or an Event of Default unless (a) the Trustee has received written notice thereof from the Company or any Holder or (b) a Trust Officer shall have actual knowledge thereof.

SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute wilful misconduct or negligence.

(e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(g) Delivery of reports, information and documents to the Trustee under Section 4.02 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Securities, except as contained in the Trustee’s certificate of authentication. The Trustee shall not be accountable for the Company’s use of the proceeds from the issuance and sale of the Securities, and it shall not be responsible for any statement of the Company, any initial purchaser or placement agent, any Subsidiary Guarantor or any other Person in this Indenture or in any document issued in connection with the issuance and sale of the Securities or in the Securities whether oral or written.

SECTION 7.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 90 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default or Event of Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with May 15, 2007, and in any event prior to June 30 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15, 2007 each year that complies with TIA § 313(a), if and to the extent required by such subsection. The Trustee shall also comply with TIA § 313(b). The Trustee will comply with TIA § 313(c).

A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation as agreed to between the Company and the Trustee for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company and each Subsidiary Guarantor, jointly and severally, shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company or any Subsidiary Guarantor of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company and the Subsidiary Guarantors, as applicable, shall pay the reasonable fees and expenses of such counsel, provided, however, that the Company shall not be required to pay such fees and expenses if it assumes the Trustee’s defense, and, in the Trustee’s reasonable judgment, there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the

Trustee’s own wilful misconduct, negligence or bad faith. The Company need not pay for any settlement made by the Trustee without the Company’s consent, such consent not to be unreasonably withheld. All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, successors and assigns.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Company’s payment obligations pursuant to this Section shall survive the resignation or removal of the Trustee and the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(6) or (7) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10;

(ii) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to any Bankruptcy Law;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in aggregate principal amount of the Securities then outstanding and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in aggregate principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder who has been a bona fide Holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any such successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 as set forth in its (or its related bank holding company’s) most recent published annual report of condition. The Trustee shall comply with TIA § 310(b), subject to the penultimate paragraph thereof; provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE VIII

Discharge of Indenture; Defeasance

SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancelation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article III and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

(a) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all of its obligations under the Securities and this Indenture (“legal defeasance option”) or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 and 4.14 and the operation of Sections 6.01(5), 6.01(6), 6.01(7) and 6.01(8) (but, in the case of Sections 6.01(6) and (7), with respect only to Significant Subsidiaries) and the limitations contained in clause (d) of Section 5.01 (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4) (with respect to the covenants of Article IV identified in the immediately preceding paragraph), 6.01(5), 6.01(6), 6.01(7) and 6.01(8) (but, in the case of Sections 6.01(6) and 6.01(7), with respect only to Significant Subsidiaries) or because of the failure of the Company to comply with the limitations contained in clause (d) of Section 5.01. If the Company exercises its legal defeasance option or its covenant defeasance option, any Guarantee of the Securities by a Restricted Subsidiary shall be released from all its obligations under such Guarantee.

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(b) Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.05 and 8.06 shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 7.07 and 8.05 shall survive.

SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations or a combination thereof for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

(2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

(3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(6) or (7) with respect to the Company occurs that is continuing at the end of the period;

(4) the deposit does not constitute a default under any other agreement or instrument binding on the Company;

(5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(6) in the case of the legal defeasance option, the Company delivers to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(7) in the case of the covenant defeasance option, the Company delivers to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(8) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article VIII have been complied with; and

(9) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE IX

Amendments

SECTION 9.01. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder to:

(1) cure any ambiguity, omission, defect or inconsistency;

(2) comply with Article V;

(3) provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

(4) add Guarantees with respect to the Securities or to release Subsidiary Guarantors from Subsidiary Guarantees as provided by the terms of this Indenture;

(5) secure the Securities;

(6) add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

(7) comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

(8) make any change that does not adversely affect the rights of any Securityholder; or

(9) provide for the issuance of additional Securities in accordance with this Indenture.

After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.02. With Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities). However, without the consent of each Securityholder affected thereby, an amendment may not:

(1) reduce the amount of Securities whose Holders must consent to an amendment or waiver;

(2) reduce the rate of or extend the time for payment of interest on any Security;

(3) reduce the principal of or extend the Stated Maturity of any Security;

(4) impair the right of any Holder to receive payment of principal of and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities or any Subsidiary Guaranty;

(5) reduce the premium payable upon the redemption of any Security under paragraph (5) of the Securities or change the time at which any Security may be redeemed in accordance with paragraph (5) of the Securities and Article III (other than provisions relating to the notice period for consummating an optional redemption of the Securities);

(6) make any Security payable in money other than that stated in the Security; or

(7) subordinate the Securities to any other obligation of the Company.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05. Notation on or Exchange of Securities. If an amendment or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver such Security to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return such Security to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE X

Subsidiary Guarantees

SECTION 10.01. Subsidiary Guarantees. Each Subsidiary Guarantor hereby unconditionally guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the

Securities (all the foregoing being hereinafter collectively called the “Obligations”). Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor, and that such Subsidiary Guarantor will remain bound under this Article X notwithstanding any extension or renewal of any Obligation.

Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including the Subsidiary Guarantors) under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) except as set forth in Section 10.08, any change in the ownership of such Subsidiary Guarantor.

Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

Except as expressly set forth in Sections 4.07, 4.14, 8.01(b), 10.07 and 10.08, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full in cash of all Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of such Subsidiary Guarantor’s Subsidiary Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

SECTION 10.02. Contribution. Each Subsidiary Guarantor (a “Contributing Party”) agrees that, in the event a payment shall be made by any other Subsidiary Guarantor under any Subsidiary Guaranty (the “Claiming Guarantor”), the Contributing Party shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction, the numerator of which shall be the net worth of the Contributing Party on the date of such payment and the denominator of which shall be the aggregate net worth of all the Subsidiary Guarantors on the date of such payment.

SECTION 10.03. Successors and Assigns. This Article X shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this

Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.

SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article X, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06. Execution of Supplemental Indenture for Future Subsidiary Guarantors. Each Subsidiary which is required to become a Subsidiary Guarantor pursuant to Section 4.14 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit B hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article X and shall guarantee the Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guaranty of such Subsidiary Guarantor is a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.

SECTION 10.07. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 10.08. Release of Subsidiary Guarantor. Upon

(i) the sale (including any sale pursuant to any exercise of remedies by a holder of Debt of the Company or of such Subsidiary Guarantor) or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor,

(ii) the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor or

(iii) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary pursuant to the terms of this Indenture,

such Subsidiary Guarantor shall be deemed released from all obligations under this Article X without any further action required on the part of the Trustee or any Holder, in each case other than a sale or disposition to any Parent or a Subsidiary of any Parent. In the case of clauses (i) and (ii) above, the Company shall provide an Officers’ Certificate to the Trustee to the effect that the Company will comply with its obligations under Section 4.06. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

ARTICLE XI

Miscellaneous

SECTION 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision that is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 11.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or sent by facsimile (with a hard copy delivered in person or by mail promptly thereafter) and addressed as follows:

if to the Company or any Subsidiary Guarantor:

US Oncology Holdings, Inc.

16825 Northchase Drive

Suite 1300

Houston, TX 77060

Attention of: Chief Financial Officer

if to the Trustee:

LaSalle Bank National Association

135 South LaSalle Street, Suite 1560

Chicago, IL 60603

Attention of: Corporate Trust Administration

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 11.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Subsidiary Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 11.08. Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or the State of Illinois. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 11.09. Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 11.10. No Recourse Against Others. A director, officer, manager, employee, incorporator, member, partner or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities or this Indenture or any such Subsidiary Guarantor under any Subsidiary Guaranty, as the case may be, or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 11.11. Successors. All agreements of the Company and each Subsidiary Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 11.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

US ONCOLOGY HOLDINGS, INC.,

By
Name:
Title:

85

LASALLE BANK NATIONAL ASSOCIATION, as trustee

By
Name:
Title:

APPENDIX A

PROVISIONS RELATING TO INITIAL SECURITIES

AND EXCHANGE SECURITIES

1. Definitions

1.1 Definitions

Capitalized terms used but not otherwise defined in this Appendix shall have the meanings assigned in the Indenture. For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Temporary Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depository, Euroclear and Clearstream for such a Temporary Regulations S Global Security, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, S.A., or any successor securities clearing agency.

“Definitive Security” means a certificated Initial Security or Exchange Security or Private Exchange Security bearing, if required, the restricted securities legend set forth in Section 2.3(d).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Distribution Compliance Period”, with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the Issue Date with respect to such Securities.

“Exchange Securities” means the Senior Unsecured Floating Rate Toggle Notes due 2012 to be issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to the Registration Agreement.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor securities clearing agency.

“Initial Purchasers” means (i) with respect to the Initial Securities issued on the Issue Date, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC and (ii) with respect to each issuance of additional Initial Securities, the Persons purchasing such additional Initial Securities under the related Purchase Agreement.

“Initial Securities” means the Senior Unsecured Floating Rate Toggle Notes due 2012, to be issued from time to time, in one or more series as provided for in this Indenture.

“Offered Securities” means Initial Securities in the aggregate principal amount of $425,000,000 issued on March 13, 2007.

“Private Exchange” means the offer by the Company, pursuant to Section 2 of the Registration Agreement, or pursuant to any similar provision of any other Registration Agreement, to issue and deliver to certain purchasers, in exchange for the Initial Securities held by such purchasers as part of their initial distribution, a like aggregate principal amount of Private Exchange Securities.

“Private Exchange Securities” means the Senior Unsecured Floating Rate Toggle Notes due 2012 to be issued pursuant to this Indenture in connection with a Private Exchange pursuant to a Registration Agreement.

“Purchase Agreement” means (i) with respect to the Initial Securities issued on the Issue Date, the Purchase Agreement dated March 1, 2007, between the Company and the Initial Purchasers relating to the Original Securities, and (ii) with respect to each issuance of additional Initial Securities, the purchase agreement or underwriting agreement between the Company and the Persons purchasing such additional Initial Securities.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Company, pursuant to a Registration Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

“Registration Agreement” means (i) with respect to the Initial Securities issued on the Issue Date, the Registration Rights Agreement dated as of March 1, 2007, between the Company and the Initial Purchasers relating to such Initial Securities and (ii) with respect to each issuance of additional Initial Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, between the Company and the Persons purchasing such additional Initial Securities under the related Purchase Agreement.

“Rule 144A Securities” means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

“Securities” means the Initial Securities and the Exchange Securities, treated as a single class.

“Securities Act” means the Securities Act of 1933, as amended.

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“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

“Shelf Registration Statement” means a registration statement issued by the Company in connection with the offer and sale of Initial Securities or Private Exchange Securities pursuant to the Registration Agreement.

“Transfer Restricted Securities” means Definitive Securities and any other Securities that bear or are required to bear the legend set forth in Section 2.3(d) hereto.

1.2 Other Definitions

Term	Defined In Section:
“Agent Members”	2.1	(b)
“Global Security”	2.1	(a)
“Regulation S”	2.1
“Rule 144A”	2.1
“Rule 144A Global Security”	2.1	(a)
“Permanent Regulation S Global Security”	2.1	(a)
“Temporary Regulation S Global Security”	2.1	(a)

2. The Securities

2.1 Form and Dating

The Initial Securities will be offered and sold by the Company, from time to time, pursuant to one or more Purchase Agreements. The Initial Securities will be resold initially only to QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and in reliance on Regulation S under the Securities Act (“Regulation S”). Initial Securities may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein.

(a) Global Securities. Initial Securities initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “Rule 144A Global Security”) and Initial Securities initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global securities (collectively, the “Temporary Regulation S Global Security”), in each case without interest coupons and with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Securities Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Beneficial ownership interests in the Temporary Regulation S Global Security will not be exchangeable for interests in the Rule 144A Global Security, a

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permanent global security (the “Permanent Regulation S Global Security”), or any other Security without a legend containing restrictions on transfer of such Security prior to the expiration of the Distribution Compliance Period and then only upon certification in form reasonably satisfactory to the Trustee that beneficial ownership interests in such Temporary Regulation S Global Security are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act. The Rule 144A Global Security, Temporary Regulation S Global Security and Permanent Regulation S Global Security are collectively referred to herein as “Global Securities.” The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as Securities Custodian.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as Securities Custodian or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(c) Definitive Securities. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of Definitive Securities.

2.2 Authentication. The Trustee shall authenticate and deliver: (1) Offered Securities for original issue in an aggregate principal amount of $425,000,000, (2) additional Initial Securities, if and when issued, in an unlimited amount (subject to compliance with Section 4.03 of this Indenture) and (3) the Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to the Registration Agreement, for a like principal amount of Initial Securities or Private Exchange Securities, as applicable, upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount

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of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Exchange Securities. The aggregate principal amount of Securities that may be outstanding at any time is unlimited.

2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

(x) to register the transfer of such Definitive Securities; or

(y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(ii) if such Definitive Securities bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Definitive Securities are being transferred to the Company, a certification to that effect; or

(C) if such Definitive Securities are being transferred pursuant to an exemption from registration (i) in accordance with Rule 144A or Regulation S under the Securities Act, a certification to that effect and (ii) in accordance with Rule 144 under the Securities Act (a) a certification to that effect and (b) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

(b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Rule 144A Global Security or a Permanent Regulation S Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i) certification, in the form set forth on the reverse of the Security, that such Definitive Security is either (A) being transferred to a QIB in accordance with Rule 144A or (B) is being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Security in reliance on Regulation S to a buyer who elects to hold its interest in such Security in the form of a beneficial interest in the Permanent Regulation S Global Security; and

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(ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Security (in the case of a transfer pursuant to clause (b)(i)(A)) or Permanent Regulation S Global Security (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Securities represented by the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, equal to the principal amount of the Definitive Security so canceled. If no Rule 144A Global Securities or Permanent Regulation S Global Securities, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate of the Company, a new Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, in the appropriate principal amount.

(c) Transfer and Exchange of Global Securities. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security and such account shall be credited in accordance with such instructions with a beneficial interest in the Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal

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amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d) Restrictions on Transfer of Temporary Regulation S Global Securities. During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Securities may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (i) to the Company, (ii) so long as such Security is eligible for resale pursuant to Rule 144A, to a Person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (iii) in an offshore transaction in accordance with Regulation S or (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

(e) Legend.

(i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT

7

BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.”

Each Definitive Security will also bear the following additional legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act:

(A) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

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(B) in the case of any Transfer Restricted Security that is represented by a Global Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, in either case, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

(iii) After a transfer of any Initial Securities or Private Exchange Securities, as the case may be, during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, all requirements pertaining to restricted legends on such Initial Security or such Private Exchange Security will cease to apply and an Initial Security or Private Exchange Security, as the case may be, in global form without restricted legends will be available to the transferee of the beneficial interests of such Initial Securities or Private Exchange Securities. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver an Officers’ Certificate to the Trustee instructing the Trustee to issue Securities without restricted legends.

(iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which certain Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, Exchange Securities in global form without the restricted legends will be available to Holders or beneficial owners that exchange such Initial Securities (or beneficial interests therein) in such Registered Exchange Offer. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver an Officers’ Certificate to the Trustee instructing the Trustee to issue Securities without restricted legends.

(f) Cancelation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned by the Depository to the Trustee for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

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(g) Obligations with Respect to Transfers and Exchanges of Securities.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.06, 4.13 and 9.05 of this Indenture).

(iii) The Registrar shall not be required to register the transfer of or exchange of any Security for a period beginning 15 days before the mailing of a notice of redemption or an offer to repurchase Securities or 15 days before an interest payment date.

(iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(h) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of

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beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4 Definitive Securities

(a) A Global Security deposited with the Depository or with the Trustee as Securities Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depository notifies the Company that it is unwilling or unable to continue as a Depository for such Global Security or if at any time the Depository ceases to be a “clearing agency” registered under the Exchange Act, and, in either case, a successor Depository is not appointed by the Company within 90 days of such notice, or (ii) a Default or an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture.

(b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Definitive Securities issued in exchange for any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depository shall direct. Any Definitive Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(e), bear the restricted securities legend set forth in Exhibit 1 hereto.

(c) The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

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(d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons.

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EXHIBIT 1

to APPENDIX A

[FORM OF FACE OF INITIAL SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Securities Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY

THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.

[Temporary Regulation S Global Security Legend]

BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE RULE 144A GLOBAL NOTE OR THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING AN INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTED COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(3) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH THE EUROCLEAR SYSTEM OR CLEARSTREAM BANKING S.A. AND ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (A) THROUGH (E) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOTIFY ANY PURCHASER OF SUCH RESALE RESTRICTIONS, IF THEN APPLICABLE.

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[Definitive Securities Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

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[FORM OF FACE OF INITIAL SECURITY]

No.	[up to]**$

Senior Unsecured Floating Rate Toggle Note due 2012

CUSIP No.

US Oncology Holdings, Inc., a Delaware corporation, promises to pay to [Cede & Co.]**, or registered assigns, the principal sum [of              Dollars]* [as set forth on the Schedule of Increases or Decreases annexed hereto]** on March 15, 2012.

Interest Payment Dates: March 15 and September 15.

Record Dates: March 1 and September 1.

*	Insert for Definitive Securities
**	Insert for Global Securities

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

US ONCOLOGY HOLDINGS, INC.,

by
Name:
Title:

by
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

LASALLE BANK NATIONAL ASSOCIATION,

as Trustee, certifies that this is one of the Securities referred to in the Indenture.

by:
Authorized Signatory

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[FORM OF REVERSE SIDE OF INITIAL SECURITY]

Senior Unsecured Floating Rate Toggle Note due 2012

1.	Interest

(a) US Oncology Holdings, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security semi-annually on March 15 and September 15 of each year, commencing September 15, 2007. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 13, 2007. The amount of interest for each day that the Security is outstanding (the “Daily Interest Amount”) will be calculated by dividing the interest rate in effect for such day by 365 and multiplying the result by the principal amount of the Security. The amount of interest to be paid on the Security for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the rate borne by the Securities to the extent lawful.

The Company, may, at its option, elect to pay interest on this Security (i) entirely in cash (“Cash Interest”), (ii) entirely by increasing the principal amount of this Security (“PIK Interest”) or (iii) 50% as Cash Interest and 50% as PIK Interest. PIK Interest will be payable by increasing the principal amount of the outstanding Security by an amount equal to the amount of PIK Interest for the applicable interest period (a “PIK Payment”). To elect the form of interest payment with respect to each interest period, the Company shall give the Trustee irrevocable notice of such election not less than 5 days prior to the beginning of the related interest period. The Trustee shall promptly deliver a corresponding notice to the Holders. In the absence of such an election for any interest period, interest on this Security will be payable entirely in the form of PIK Interest on the related interest payment date. Interest for the first interest period commencing on the Issue Date shall be payable entirely in cash.

Cash Interest will accrue on this Security at a rate per annum equal to LIBOR plus the Applicable Spread (the “Cash Interest Rate”) as determined by the calculation agent appointed by the Company (the “Calculation Agent”), which shall initially be the Trustee. PIK Interest will accrue on this Security at a rate per annum equal to the Cash Interest Rate plus 75 basis points. LIBOR will be reset semiannually. The Applicable Spread will be 450 basis points from (and including) the Issue Date to (but excluding) March 15, 2009 (the “Initial Step-Up Date”), increasing by 50 basis points from (and including) the Initial Step-Up Date to (but excluding) March 15, 2010, and increasing by another 50 basis points thereafter.

If the Company elects to pay 50% as Cash Interest and 50% as PIK Interest, such Cash Interest and PIK Interest will be paid to Holders on a pro rata basis. Following an increase in the principal amount of the outstanding Security as a result of a

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PIK Payment, this Security will accrue interest on such increased principal amount from and after the related interest payment date of such PIK Payment. In connection with the payment of PIK Interest, the Company is entitled, without the consent of the Holders, to increase the outstanding principal amount of this Security. References herein to the “principal amount” of this Security include any increase in the principal amount of the outstanding Security as a result of a PIK Payment.

All percentages resulting from any calculations in connection with the determination of interest on the Securities will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards). The interest rate on the Security will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

The Calculation Agent will, upon the request of the Holder of any Security, provide the interest rate then in effect with respect to the Security. All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on the Company and the Holders of the Securities.

(b) Special Interest. The holder of this Security is entitled to the benefits of a Registration Rights Agreement, dated as of March 1, 2007, among the Company and the Purchasers named therein (the “Registration Agreement”). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Agreement. In the event that (i) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Commission on or prior to the 120th day following the date of the original issuance of the Securities, (ii) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been declared effective on or prior to the 210th day following the date of the original issuance of the Securities, (iii) neither the Registered Exchange Offer has been consummated nor the Shelf Registration Statement has been declared effective on or prior to the 240th day following the date of the original issuance of the Securities, or (iv) after the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable in connection with resales of the Securities at any time that the Company is obligated to maintain the effectiveness thereof pursuant to the Registration Agreement (each such event referred to in clauses (i) through (iv) above being referred to herein as a “Registration Default”), interest (the “Special Interest”) shall accrue (in addition to stated interest on the Securities) from and including the date on which the first such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, at a rate per annum equal to 0.25% of the principal amount of the Securities; provided, however, that such rate per annum shall increase by 0.25% per annum from and including the 91st day after the first such Registration Default (and each successive 91st

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day thereafter) unless and until all Registration Defaults have been cured; provided further, however, that in no event shall the Special Interest accrue at a rate in excess of 1.00% per annum. The Special Interest will be payable in cash semiannually in arrears each March 15 and September 15.

2.	Method of Payment

The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the March 1 or September 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a Definitive Security (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Registrar

Initially, LaSalle Bank National Association, a national banking association (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4.	Indenture

The Company issued the Securities under an Indenture dated as of March 13, 2007 (the “Indenture”), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

The Securities are senior unsecured obligations of the Company. [This Security is one of the Offered Securities referred to in the Indenture issued in an aggregate initial principal amount of $425,000,000. The Securities include the Offered

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Securities, an unlimited amount of additional Initial Securities that may be issued under the Indenture, and any Exchange Securities issued in exchange for Initial Securities]. [This Security is one of the unlimited amount of additional Initial Securities. The Securities include such additional Securities, the Offered Securities in an aggregate initial principal amount of $425,000,000 previously issued under the Indenture and any Exchange Securities issued in exchange for Initial Securities. The additional Initial Securities, the Offered Securities and the Exchange Securities are treated as a single class of securities under the Indenture.] The Offered Securities, such additional Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Debt, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens, enter into or permit certain Sale and Leaseback Transactions and make Asset Sales. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the Property of the Company.

5.	Optional Redemption

Except as set forth below, the Securities may not be redeemed at the option of the Company prior to September 15, 2007. Starting on that date, the Company may redeem all or any portion of the Securities at once or over time, after giving the required notice under the Indenture. The Securities may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for Securities redeemed during the 12-month period commencing on March 15 of the years set forth below, and are expressed as percentages of principal amount:

Redemption Period	Price
On or after September 15, 2007 and prior to September 15, 2008	100.00%
On or after September 15, 2008 and prior to September 15, 2009	102.00%
On or after September 15, 2009 and prior to September 15, 2010	101.00%
On or after September 15, 2010	100.00%

Notwithstanding the foregoing, at any time and from time to time, prior to March 15, 2009, the Company may redeem up to a maximum of 35% of the original aggregate principal amount of the Securities (which includes any additional Securities) with the proceeds from one or more Qualified Equity Offerings (provided that, if the

6

Qualified Equity Offering is an offering by any Parent, a portion of the net cash proceeds thereof equal to the amount required to redeem any such Securities is contributed to the equity capital of the Company or used to acquire Capital Stock of the Company (other than Disqualified Stock) from the Company), at a redemption price equal to 100% of the aggregate principal amount so redeemed plus a premium equal to the interest rate per annum of the Securities applicable on the date on which the notice of redemption is given thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Securities remains outstanding. Any such redemption shall be made within 90 days of such Qualified Equity Offering.

The Company may choose to redeem all or any portion of the Securities, at once or over time, prior to September 15, 2007. If it does so, it may redeem the Securities, after giving the required notice under the Indenture. To redeem the Securities, the Company must pay a redemption price equal to the sum of:

(a) 100% of the principal amount of the Securities to be redeemed, plus

(b) the Applicable Premium,

plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

“Applicable Premium” means, with respect to any Security at any time, the greater of (1) 1.0% of the principal amount of such Security at such time and (2) the excess of (A) the present value at such time of (i) the redemption price of such Security at September 15, 2007 (such redemption price being described in the table appearing in the first paragraph of this Paragraph (5) exclusive of any accrued interest) plus (ii) any required interest payments due on such Security through September 15, 2007 (including any accrued and unpaid interest), such interest payments to be determined in accordance with the Indenture assuming that LIBOR in effect on the date of such redemption notice would be the applicable LIBOR in effect through September 15, 2007, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Security.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities. “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

“Comparable Treasury Price” means, with respect to any redemption date:

(a) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the most recently published statistical release designated “H.15(519)” (or any successor release) published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities” or

7

(b) if such release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations for such redemption date.

“Reference Treasury Dealer” means Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the yield to maturity of the Comparable Treasury Issue, compounded semi-annually, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

6.	Notice of Optional Redemption

Notice of optional redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date for an optional redemption to each Holder of Securities to be redeemed at his or her registered address. Any notice to holders of Securities of such a redemption needs to include the appropriate calculation of the redemption price, but does not need to include the redemption price itself. The actual redemption price, calculated as described above, must be set forth in an Officers’ Certificate delivered to the Trustee no later than two business days prior to the redemption date. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the optional redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date for an optional redemption is deposited with the Paying Agent on or before the redemption date for an optional redemption and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

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7.	Sinking Fund

The Securities are not subject to any sinking fund.

8.	Repurchase of Securities at the Option of Holders upon Change of Control

Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

9.	Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

10.	Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

11.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.	Discharge and Defeasance

Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

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13.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Company and the Trustee may amend the Indenture or the Securities to (i) cure any ambiguity, omission, defect or inconsistency; (ii) comply with Article V of the Indenture; (iii) provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code; (iv) add Guarantees with respect to the Securities or to release Subsidiary Guarantors from Subsidiary Guarantees as provided by the terms of the Indenture, (v) secure the Securities; (vi) add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; (vii) comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, the Indenture under the TIA; (viii) make any change that does not adversely affect the rights of any Securityholder; or (ix) provide for the issuance of additional Securities in accordance with the Indenture.

14.	Defaults and Remedies

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, subject to certain limitations, may declare all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

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15.	Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.	No Recourse Against Others

A director, officer, manager, employee, member, partner or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.	Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.	Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.	Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

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ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                     agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company; or

(2)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(3)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

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(5) pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature
Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

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[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $[            ]. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 (Asset Sale) or 4.13 (Change of Control) of the Indenture, check the box:  ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.13 of the Indenture, state the amount:

$

Date:	Your Signature:

(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature
guarantor acceptable to the Trustee.

15

EXHIBIT B

FORM OF FACE OF SECURITY

No.	[up to]** $

Senior Unsecured Floating Rate Toggle Note due 2012

CUSIP No.

US Oncology Holdings, Inc., a Delaware corporation, promises to pay to [Cede & Co.]**, or registered assigns, the principal sum [of              Dollars]* [as set forth on the Schedule of Increases or Decreases annexed hereto]** on March 15, 2012.

Interest Payment Dates: March 15 and September 15.

Record Dates: March 1 and September 1.

*	Insert for Definitive Securities
**	Insert for Global Securities

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

US ONCOLOGY HOLDINGS, INC.,

by
Name:
Title:

by
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

LASALLE BANK NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Securities referred to in the Indenture.

by:
Authorized Signatory

*/	If the Security is to be issued in global form, add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned “TO BE ATTACHED TO GLOBAL SECURITIES—SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY”.

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FORM OF REVERSE SIDE OF SECURITY

Senior Unsecured Floating Rate Toggle Note due 2012

1.	Interest.

US Oncology Holdings, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security semi-annually on March 15 and September 15 of each year, commencing September 15, 2007. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 13, 2007. The amount of interest for each day that the Security is outstanding (the “Daily Interest Amount”) will be calculated by dividing the interest rate in effect for such day by 365 and multiplying the result by the principal amount of the Security. The amount of interest to be paid on the Security for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the rate borne by the Securities to the extent lawful.

The Company, may, at its option, elect to pay interest on this Security (i) entirely in cash (“Cash Interest”), (ii) entirely by increasing the principal amount of this Security (“PIK Interest”) or (iii) 50% as Cash Interest and 50% as PIK Interest. PIK Interest will be payable by increasing the principal amount of the outstanding Security by an amount equal to the amount of PIK Interest for the applicable interest period (a “PIK Payment”). To elect the form of interest payment with respect to each interest period, the Company shall give the Trustee irrevocable notice of such election not less than 5 days prior to the beginning of the related interest period. The Trustee shall promptly deliver a corresponding notice to the Holders. In the absence of such an election for any interest period, interest on this Security will be payable entirely in the form of PIK Interest on the related interest payment date. Interest for the first interest period commencing on the Issue Date shall be payable entirely in cash.

Cash Interest will accrue on this Security at a rate per annum equal to LIBOR plus the Applicable Spread (the “Cash Interest Rate”) as determined by the calculation agent appointed by the Company (the “Calculation Agent”), which shall initially be the Trustee. PIK Interest will accrue on this Security at a rate per annum equal to the Cash Interest Rate plus 75 basis points. LIBOR will be reset semiannually. The Applicable Spread will be 450 basis points from (and including) the Issue Date to (but excluding) March 15, 2009 (the “Initial Step-Up Date”), increasing by 50 basis points from (and including) the Initial Step-Up Date to (but excluding) March 15, 2010, and increasing by another 50 basis points thereafter.

If the Company elects to pay 50% as Cash Interest and 50% as PIK Interest, such Cash Interest and PIK Interest will be paid to Holders on a pro rata basis. Following an increase in the principal amount of the outstanding Security as a result of a PIK Payment, this Security will accrue interest on such increased principal amount from

3

and after the related interest payment date of such PIK Payment. In connection with the payment of PIK Interest, the Company is entitled, without the consent of the Holders, to increase the outstanding principal amount of this Security. References herein to the “principal amount” of this Security include any increase in the principal amount of the outstanding Security as a result of a PIK Payment.

All percentages resulting from any calculations in connection with the determination of interest on the Securities will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards). The interest rate on the Security will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

The Calculation Agent will, upon the request of the Holder of any Security, provide the interest rate then in effect with respect to the Security. All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on the Company and the Holders of the Securities.

2.	Method of Payment

The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the March 1 or September 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a Definitive Security (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Registrar

Initially, LaSalle Bank National Association, a national banking association (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

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4.	Indenture

The Company issued the Securities under an Indenture dated as of March 13, 2007 (the “Indenture”), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

The Securities are senior unsecured obligations of the Company. This Security is one of the Exchange Securities referred to in the Indenture issued in exchange for Initial Securities. The Securities include the Exchange Securities, the Offered Securities in the aggregate principal amount of $425,000,000 and an unlimited amount of additional Initial Securities. The Exchange Securities, the Offered Securities and such additional Initial Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Debt, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens, enter into or permit certain Sale and Leaseback Transactions and make Asset Sales. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the Property of the Company.

5.	Optional Redemption

Except as set forth below, the Securities may not be redeemed at the option of the Company prior to September 15, 2007. Starting on that date, the Company may redeem all or any portion of the Securities at once or over time, after giving the required notice under the Indenture. The Securities may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for Securities redeemed during the 12-month period commencing on March 15 of the years set forth below, and are expressed as percentages of principal amount:

Redemption Period	Price
On or after September 15, 2007 and prior to September 15, 2008	100.00%
On or after September 15, 2008 and prior to September 15, 2009	102.00%
On or after September 15, 2009 and prior to September 15, 2010	101.00%
On or after September 15, 2010	100.00%

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Notwithstanding the foregoing, at any time and from time to time, prior to March 15, 2009, the Company may redeem up to a maximum of 35% of the original aggregate principal amount of the Securities (which includes any additional Securities) with the proceeds from one or more Qualified Equity Offerings (provided that, if the Qualified Equity Offering is an offering by any Parent, a portion of the net cash proceeds thereof equal to the amount required to redeem any such Securities is contributed to the equity capital of the Company or used to acquire Capital Stock of the Company (other than Disqualified Stock) from the Company), at a redemption price equal to 100% of the aggregate principal amount so redeemed plus a premium equal to the interest rate per annum of the Securities applicable on the date on which the notice of redemption is given thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Securities remains outstanding. Any such redemption shall be made within 90 days of such Qualified Equity Offering.

The Company may choose to redeem all or any portion of the Securities, at once or over time, prior to September 15, 2007. If it does so, it may redeem the Securities, after giving the required notice under the Indenture. To redeem the Securities, the Company must pay a redemption price equal to the sum of:

(a) 100% of the principal amount of the Securities to be redeemed, plus

(b) the Applicable Premium,

plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

“Applicable Premium” means, with respect to any Security at any time, the greater of (1) 1.0% of the principal amount of such Security at such time and (2) the excess of (A) the present value at such time of (i) the redemption price of such Security at September 15, 2007 (such redemption price being described in the table appearing in the first paragraph of this paragraph (5) exclusive of any accrued interest) plus (ii) any required interest payments due on such Security through September 15, 2007 (including any accrued and unpaid interest), such interest payments to be determined in accordance with the Indenture assuming that LIBOR in effect on the date of such redemption notice would be the applicable LIBOR in effect through September 15, 2007, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Security.

6

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities. “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

“Comparable Treasury Price” means, with respect to any redemption date:

(a) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the most recently published statistical release designated “H.15(519)” (or any successor release) published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities” or

(b) if such release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations for such redemption date.

“Reference Treasury Dealer” means Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the yield to maturity of the Comparable Treasury Issue, compounded semi-annually, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

6.	Notice of Optional Redemption

Notice of optional redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date for an optional redemption to each Holder of Securities to be redeemed at his or her registered address. Any notice to holders of Securities of such a redemption needs to include the appropriate calculation of

7

the redemption price, but does not need to include the redemption price itself. The actual redemption price, calculated as described above, must be set forth in an Officers’ Certificate delivered to the Trustee no later than two business days prior to the redemption date. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the optional redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date for an optional redemption is deposited with the Paying Agent on or before the redemption date for an optional redemption and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.	Sinking Fund

The Securities are not subject to any sinking fund.

8.	Repurchase of Securities at the Option of Holders upon Change of Control

Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

9.	Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

10.	Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

11.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its

8

written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.	Discharge and Defeasance

Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Company and the Trustee may amend the Indenture or the Securities to (i) cure any ambiguity, omission, defect or inconsistency; (ii) comply with Article V of the Indenture; (iii) provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code; (iv) add Guarantees with respect to the Securities or to release Subsidiary Guarantors from Subsidiary Guarantees as provided by the terms of the Indenture, (v) secure the Securities; (vi) add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; (vii) comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, the Indenture under the TIA; (viii) make any change that does not adversely affect the rights of any Securityholder; or (ix) provide for the issuance of additional Securities in accordance with the Indenture.

14.	Defaults and Remedies

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, subject to certain limitations, may declare all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then

9

outstanding may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

15.	Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.	No Recourse Against Others

A director, officer, manager, employee, member, partner or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.	Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.	Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.	Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of

10

redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

11

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                     agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

12

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 (Asset Sale) or 4.13 (Change of Control) of the Indenture, check the box:  ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.13 of the Indenture, state the amount:

$

Date:	Your Signature:

(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature
guarantor acceptable to the Trustee.

13

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of , among [GUARANTOR] (the “New Subsidiary Guarantor”), a subsidiary of US ONCOLOGY HOLDINGS, INC. (or its successor), a Delaware corporation (the “Company”), [, on behalf of itself and the Subsidiary Guarantors (the “Existing Subsidiary Guarantors”) under the indenture referred to below,] and LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the “Trustee”).

WITNESSETH :

WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture (the “Indenture”) dated as of March 13, 2007, providing for the issuance of an aggregate principal amount of an unlimited amount of Senior Unsecured Floating Rate Toggle Notes due 2012 (the “Securities”);

WHEREAS Section 4.14 of the Indenture provides that under certain circumstances the Company is required to cause the New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall unconditionally guarantee all the Company’s obligations under the Securities pursuant to a Subsidiary Guaranty on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Company, the Existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

1. Agreement to Guarantee. The New Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to unconditionally guarantee the Company’s obligations under the Securities on the terms and subject to the conditions set forth in Article X of the Indenture and to be bound by all other applicable provisions of the Indenture.

2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW SUBSIDIARY GUARANTOR],

by
Name:
Title:

US ONCOLOGY HOLDINGS, INC., [on behalf of itself and the existing subsidiary guarantors,]

by
Name:
Title:

[EXISTING SUBSIDIARY GUARANTORS],

by
Name:
Title:

LASALLE BANK NATIONAL ASSOCIATION, as trustee,

by
Name:
Title:

3